As filed with the Securities and Exchange Commission on September 14, 2005.
                   An Exhibit List can be found on page II-4.
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     Conspiracy Entertainment Holdings, Inc
             (Exact Name of Registrant as Specified in its Charter)

         UTAH                      9995                   87-0386790
        ------                     ----                   ----------
(State of Incorporation)     (Primary Standard           (IRS Employer
                            Industrial Code No.)      Identification No.)

                             612 Santa Monica Blvd.
                         Santa Monica, California 90401
                                 (310) 260-6150
          (Address and telephone number of principal executive offices)

                                Sirus Ahmadi, CEO
                     Conspiracy Entertainment Holdings, Inc.
                             612 Santa Monica Blvd.
                         Santa Monica, California 90401
                                 (310) 260-6150
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                 Marc Ross, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                                 (212) 930-9700

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)

                                                  CALCULATION OF REGISTRATION FEE
======================================================= ================= ==================== ===================== ==============
                                                                           Proposed Maximum      Proposed Maximum      Amount of
          Title of each class of securities               Amount to be    Offering Price Per    Aggregate Offering   Registration
                   to be registered                      Registered (1)      Security (2)             Price               Fee
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Common Stock, $.001 par value (3)                          30,000,000            $0.0345           $1,035,000.00           $121.82
Common Stock, $.001 par value (4)                          30,000,000            $0.0345           $1,035,000.00           $121.82
Common Stock, $.001 par value (5)                           1,250,000            $0.0345              $43,125.00             $5.08
Common Stock, $.001 par value (6)                             600,000            $0.0345              $20,700.00             $2.44
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Total                                                      61,850,000            $0.0345           $2,133,825.00       $251.15 (7)
======================================================= ================= ==================== ===================== ==============

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) promulgated under the Securities Act of 1933, as amended, using the average of the bid and ask prices as reported on the Over-The-Counter Bulletin Board on September 13, 2005, which was $0.0345 per share.

(3) Represents: (a) up to 22,000,000 shares issuable upon conversion of $1,100,000 in aggregate principal amount of the registrant's 5% convertible debentures at a per share conversion price equal to the lesser of $0.05 or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date; (b) up to 2,200,000 shares issuable upon conversion of the convertible debentures with respect to interest accrued thereon through the maturity date thereof on the second anniversary of their issuance; and (c) up to 5,800,000 shares representing our current good faith estimate of additional shares issuable to the holders of the convertible debentures as liquidated damages through the projected effective date of this registration statement or as a result of adjustments, as contemplated by certain provisions of the Securities Purchase Agreement or the related Registration Rights Agreement.

(4) Represents up to 30,000,000 shares issuable upon exercise of Class A and Class B warrants issued in connection with the registrant's 5% convertible debentures.

(5) Represents shares issuable upon exercise of outstanding common stock purchase warrants issued to a consultant.

(6)   Represents   shares  of  common  stock  issued   pursuant  to   consulting
      agreements.

(7)   Previously paid.

      The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2005

                     Conspiracy Entertainment Holdings, Inc.
                           Up to 61,850,000 Shares of
                                  Common Stock

         This prospectus relates to the resale by the selling stockholders of up to 61,850,000 shares of our common stock. 22,000,000 of such shares are issuable upon conversion of outstanding secured convertible debentures, 2,200,000 of such shares are issuable upon conversion of such convertible debentures with respect to interest through the maturity date of the convertible debentures, 5,800,000 of such shares represents our current good faith estimate of additional shares issuable to the holders of the convertible debentures as liquidated damages, 31,250,000 of such shares are issuable upon exercise of outstanding common stock purchase warrants and 600,000 of such shares were issued pursuant to consulting agreements. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

         We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise of warrants, if exercised. The proceeds from the exercise of warrants, if any, will be used for working capital. All costs associated with this registration will be borne by us.

         Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol CPYE. The last reported sales price for our common stock on September 13, 2005, was $0.035 per share.

            Investing in our common stock involves substantial risks.
                    See "Risk Factors," beginning on page 2.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Conspiracy Entertainment Holdings, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
Prospectus Summary                                                                           1
Risk Factors                                                                                 2
Forward Looking Statements                                                                   5
Use of Proceeds                                                                              6
Selling Stockholders                                                                         6
Plan of Distribution                                                                         8
Market for Common Equity and Related Stockholder Matters                                     9
Management's Discussion and Analysis of Financial Condition and Results of Operations       10
Description of Business                                                                     19
Description of Property                                                                     24
Legal Proceedings                                                                           25
Management                                                                                  25
Executive Compensation                                                                      26
Certain Relationships and Related Transactions                                              27
Security Ownership of Certain Beneficial Owners and Management                              27
Description of Securities                                                                   28
Indemnification for Securities Act Liabilities                                              31
Changes and Disagreements With Accountants on Accounting and Financial Disclosure           31
Legal Matters                                                                               32
Experts                                                                                     32
Additional Information                                                                      32
Index to Financial Statements                                                              F-1

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the debentures to the financial statements. As used throughout this prospectus, the terms "Conspiracy
Entertainment," "we," "us," and "our" refer to Conspiracy Entertainment Holdings, Inc.

                     Conspiracy Entertainment Holdings, Inc.

         On May 29, 2003, we acquired 100% of the issued and outstanding capital stock of Conspiracy Entertainment Corporation, a California corporation, and began to carry on the business of developing, publishing and marketing interactive entertainment software. Conspiracy Entertainment Corporation was formed in November 1997. The business originally operated as a licensing agent specializing in purchasing and selling entertainment licenses suitable for video game publishers. In 2001 the company became an approved publisher with Nintendo, and Sony Computer Entertainment. In 2002, the company became an approved Microsoft publisher. Through Conspiracy Entertainment Corporation, we currently publish titles for many popular interactive entertainment hardware platforms, such as Sony's PlayStation, Nintendo 64 and Nintendo's Game Boy Color and Game Boy Advance as well as the next generation hardware platforms such as Sony's PlayStation 2, Nintendo GameCube and Microsoft's Xbox, and also for the PC.

         For the years ended December 31, 2004 and December 31, 2003, we incurred net losses of $2,539,477 and $2,252,444, respectively. For the six months ended June 30, 2005 we incurred a net loss of $1,061,309. For the six months ended June 30, 2004 we had net income of $1,956,099 principally related to forgiveness of debt from SWING! Entertainment Media AG as part of its bankruptcy proceedings in Germany. As of June 30, 2005, we had a working capital deficiency of $1,675,520 (current assets less current liabilities) and an accumulated deficit of $8,719,043.

         Our principal executive offices are located at 612 Santa Monica Blvd., Santa Monica, California 90401. Our telephone number is (310) 260-6150. We are a Utah corporation.

                                  The Offering

Common Stock outstanding before the offering..............  37,785,509 shares.

Common stock offered by selling stockholders..............  Up to 61,850,000 shares. *

Common stock to be outstanding after the offering.........  Up to 99,635,509 shares.

Use of proceeds...........................................  We will not  receive any  proceeds  from the sale of the common  stock.  However,
                                                            we will receive the  exercise  price for
                                                            any shares of common stock  delivered in
                                                            connection    with   the   exercise   of
                                                            warrants.  We expect to use the proceeds
                                                            received   from  the   exercise  of  the
                                                            warrants,  if any,  for general  working
                                                            capital purposes.  See "Use of Proceeds"
                                                            for a complete description.

OTCBB Symbol..............................................  CPYE

*Represents: (a) up to 22,000,000 shares of common stock issuable upon conversion of $1,100,000 in aggregate principal amount 5% convertible debentures, at a per share conversion price equal to the lesser of $0.05 or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date; (b) up to 2,200,000 shares issuable upon conversion of the convertible debentures with respect to interest accrued thereon through the maturity date thereof on the second anniversary of their issuance; (c) up to 5,800,000 shares of common stock representing our current good faith estimate of additional shares issuable to the holders of the convertible debentures as liquidated damages through the projected effective date of this registration statement or as a result of adjustments, as contemplated by certain provisions of the Securities Purchase Agreement or the related Registration Rights Agreement; (d) up to 8,000,000 shares of common stock issuable upon exercise of Class A warrants with an exercise price of $0.20 per share, issued in connection with the 5% convertible debentures; (e) up to 22,000,000 shares of common stock issuable upon exercise of Class B warrants with an exercise price equal to the lesser of $0.05 per share, issued in connection with the 5% convertible debentures; (f) 1,250,000 shares of common stock issuable upon exercise of warrants issued to a consultant; and (g) 600,000 shares of common stock issued pursuant to various consulting agreements.

                                  RISK FACTORS

         Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus before you decide to buy our common stock. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.

         We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results.

Risks Related To Our Business:

         WE HAVE HISTORICALLY INCURRED SIGNIFICANT LOSSES AND OUR FINANCIAL SITUATION CREATES DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. For the years ended December 31, 2004 and December 31, 2003, we incurred net losses of $2,539,477 and $2,252,444, respectively. For the six months ended June 30, 2005 we incurred a net loss of $1,061,309. For the six months ended June 30, 2004 we had net income of $1,956,099 principally related to forgiveness of debt from SWING! Entertainment Media AG as part of its bankruptcy proceedings in Germany. As of June 30, 2004, we had a working capital deficiency of $1,675,520 (current assets less current liabilities) and an accumulated deficit of $8,719,043. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose their entire investment.

         OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. IF WE DO NOT CONTINUE AS A GOING CONCERN, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT. In their report dated March 24, 2005, our independent auditors have expressed doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of ongoing operating losses and a lack of financing commitments then in place to meet expected cash requirements. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we do not continue as a going concern, investors will lose their entire investment.

         IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY NOT BE ABLE TO EXPAND OUR OPERATIONS AS ANTICIPATED. We will require additional funds to expand our operations. While we secured financing in the third quarter of 2004, we anticipate that we will require up to approximately $500,000 in additional financing to expand our operations over the next twelve months. We cannot guarantee that we will be able to obtain any additional financing or that such additional financing, if available, will be on terms and conditions acceptable to us. The inability to obtain additional financing will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans.

         IF WE ARE ABLE TO OBTAIN ADDITIONAL FUNDING, OUR THEN EXISTING STOCKHOLDERS MAY SUFFER SUBSTANTIAL DILUTION. As discussed above, we anticipate requiring up to approximately $500,000 in additional financing to expand our operations over the next twelve months. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our current stockholders will be reduced and these securities may have rights and preferences superior to those of our current stockholders. If we raise capital through debt financing, we may be forced to accept restrictions affecting our liquidity, including restrictions on our ability to incur additional indebtedness or pay dividends.

         THE  SUCCESS  OF OUR  BUSINESS  IS HIGHLY  DEPENDENT  ON BEING  ABLE TO
PREDICT WHICH NEW VIDEOGAME PLATFORMS WILL BE SUCCESSFUL, AND ON THE MARKET ACCEPTANCE AND TIMELY RELEASE OF THOSE PLATFORMS. IF WE DO NOT ACCURATELY PREDICT WHICH NEW VIDEOGAME PLATFORMS WILL BE SUCCESSFUL, OUR FINANCIAL PERFORMANCE WILL BE MATERIALLY ADVERSELY AFFECTED. We derive most of our revenue from the sale of products for play on videogame platforms manufactured by third parties, such as Sony's PlayStation 2. Therefore, the success of our products is driven in large part by the success of new videogame hardware systems and our ability to accurately predict which platforms will be most successful in the marketplace. We must make product development decisions and commit significant resources well in advance of the anticipated introduction of a new platform. A new platform for which we are developing products may be delayed, may not succeed or may have a shorter life cycle than anticipated. If the platforms for which we are developing products are not released when anticipated or do not attain wide market acceptance, our revenue growth will suffer, we may be unable to fully recover the resources we have committed, and our financial performance will be harmed.

         OUR BUSINESS IS BOTH SEASONAL AND CYCLICAL. IF WE FAIL TO DELIVER OUR PRODUCTS AT THE RIGHT TIMES, OUR SALES WILL SUFFER. Our business is highly seasonal, with the highest levels of consumer demand, and a significant percentage of our revenue, occurring in the December quarter. If we miss this key selling period, due to product delays or delayed introduction of a new platform for which we have developed products, our sales will suffer disproportionately. Our industry is also cyclical. Videogame platforms have historically had a life cycle of four to six years. As one group of platforms is reaching the end of its cycle and new platforms are emerging, consumers often defer game software purchases until the new platforms are available, causing sales to decline. This decline may not be offset by increased sales of products for the new platform. If we fail to deliver our products at the right times, our sales will suffer.

         INTELLECTUAL PROPERTY CLAIMS MAY INCREASE OUR PRODUCT COSTS, WHICH WOULD CAUSE OUR BUSINESS AND FINANCIAL CONDITION TO SUFFER. Many patents have been issued that may apply to widely used game technologies. Additionally, infringement claims under many recently issued patents are now being asserted against Internet implementations of existing games. If such claims are asserted against us, our business and financial condition may be materially adversely affected. In the event that there is a determination that we have infringed a third-party patent, we could incur significant monetary liability and be prevented from using the rights in the future.

         TECHNOLOGY CHANGES RAPIDLY IN OUR BUSINESS, AND IF WE FAIL TO ANTICIPATE NEW TECHNOLOGIES, THE QUALITY, TIMELINESS AND COMPETITIVENESS OF OUR PRODUCTS WILL SUFFER. Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies our products must take advantage of in order to make them competitive in the market at the time they are released. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly than we can. In either case, our products may be technologically inferior to competitive products, or less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products, then we may delay products until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product launch schedule or to keep up with our competition, which would increase our development expenses and adversely affect our operations and financial condition.

         OUR PLATFORM LICENSORS ARE OUR CHIEF COMPETITORS AND FREQUENTLY CONTROL THE MANUFACTURING OF AND/OR ACCESS TO OUR VIDEOGAME PRODUCTS. IF THEY DO NOT APPROVE OUR PRODUCTS, WE WILL BE UNABLE TO SHIP TO OUR CUSTOMERS. Our agreements with hardware licensors (such as Sony for the PlayStation 2, Microsoft for the Xbox and Nintendo for the Nintendo GameCube) typically give significant control to the licensor over the approval and manufacturing of our products, which could, in certain circumstances, leave us unable to get our products approved, manufactured and shipped to customers. In most events, control of the approval and manufacturing process by the platform licensors increases both our manufacturing lead times and costs as compared to those we can achieve independently. While we believe that our relationships with our hardware licensors are currently good, the potential for these licensors to delay or refuse to approve or manufacture our products exists. Such occurrences would harm our business and our financial performance.

         THE NON-EXCLUSIVE NATURE OF LICENSE AGREEMENTS WITH PUBLISHERS OF INTERACTIVE ENTERTAINMENT HARDWARE PLATFORMS REDUCES BARRIERS TO ENTRY IN OUR INDUSTRY AND INCREASES COMPETITION. We compete with numerous public and private publishers of interactive software game titles including, but not limited to Acclaim Entertainment, Inc., Activision, Inc., Bandai America Incorporated, Capcom USA, Inc., Eidos PLC, Electronic Arts Inc., Infogrames, Inc., Interplay Entertainment Corp., Konami Corporation of America, Inc., Midway Games Inc., Namco Ltd., Sega Enterprises, Inc. (USA), Take-Two Interactive Software, Inc., THQ, Inc., BAM Entertainment, Ubi Soft Entertainment, Vivendi Universal S.A. and The 3DO Company. Because there are many publishers of game titles, license agreements with hardware licensors (such as Sony, Microsoft and Nintendo) are typically non-exclusive agreements. The non-exclusive nature of these license agreements reduces barriers to entry and further exacerbates the intense competitive nature of the interactive entertainment software industry.

Risks Related to Our Current Financing Arrangement

         THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUTSTANDING CONVERTIBLE DEBENTURES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK. As of September 13, 2005, we had 37,785,509 shares of common stock issued and outstanding. There are 61,250,000 shares of common stock being offered pursuant to this prospectus that are issuable upon conversion of outstanding convertible debentures and exercise of outstanding warrants and as liquidated damages in connection with such convertible debentures and warrants. All of these shares may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

         THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND UPON EXERCISE OF WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS. The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert or exercise and sell the full amount issuable on conversion or exercise.

         IF WE ENGAGE IN A LOWER PRICED TRANSACTION THAN OUR CURRENT FINANCING ARRANGEMENT WHILE THE CONVERTIBLE DEBENTURES ARE OUTSTANDING, THEN THE CONVERSION AND EXERCISE PRICE OF OUR CONVERTIBLE DEBENTURES AND WARRANTS WILL BE ADJUSTED TO THE LOWER TRANSACTION PRICE. IF THIS OCCURS, THE NUMBER OF SHARES ISSUABLE UPON CONVERSION OF OUR CONVERTIBLE DEBENTURES WILL INCREASE AND THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES WHICH ARE REGISTERED PURSUANT TO THIS PROSPECTUS WILL NOT BE ADEQUATE.
ACCORDINGLY, WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH. We have allocated and registered 61,250,000 shares of common stock to cover the conversion of convertible debentures and the exercise of warrants in this offering. Our current financing arrangement includes restrictions on engaging in a subsequent financing that is priced lower than the current arrangement. If we engage in a lower priced transaction while the convertible debentures are outstanding, then the conversion and exercise price of our convertible debentures and warrants will be adjusted to the lower transaction price. If this occurs, the number of shares issuable upon conversion of the convertible debentures which are registered herewith will not be adequate. Accordingly, we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

         IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIALLY ALL OUR ASSETS. On August 31, 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,050,000 principal amount of convertible debentures to accredited investors. On October 6, 2004, a supplement to the Securities Purchase Agreement was closed, for the sale of an additional $50,000 principal amount convertible debenture. On February 9, 2005, completed the sale of an aggregate of $650,000 principal amount of 5% Secured convertible debentures. The convertible debentures have a term of two years and are due and payable, with 5% interest, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible debenture, and the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us could require the early repayment of the convertible debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Related To Our Common Stock:

         OUR HISTORIC STOCK PRICE HAS BEEN VOLATILE AND THE FUTURE MARKET PRICE FOR OUR COMMON STOCK IS LIKELY TO CONTINUE TO BE VOLATILE. FURTHER, THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. THIS MAY MAKE IT DIFFICULT FOR YOU TO SELL OUR COMMON STOCK FOR A POSITIVE RETURN ON YOUR INVESTMENT. The public market for our common stock has historically been very volatile. During the period from January 1, 2003 through September June 30, 2005, the market price for our common stock has ranged from $0.002 to $1.88 (See "Market for Common Equity and Related Stockholder Matters" on page 9 of this Prospectus). Any future market price for our shares is likely to continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Further, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. As of September 13, 2005, the average daily trading volume of our common stock over the past three months was approximately 34,934 shares. The last reported sales price for our common stock onSeptember 13, 2005, was $0.035 per share. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock.

         OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK. The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o        obtain   financial   information  and  investment   experience
                  objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

        The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           Forward-Looking Statements

         Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                 USE OF PROCEEDS

         We will receive proceeds from the resale of shares of common stock in this offering only to the extent that shares are acquired by the selling stockholders through the exercise of warrants for cash. We may receive up to a maximum of $5,000,000 from the exercise of the warrants. Such proceeds, if any, will be used for working capital.

                              SELLING STOCKHOLDERS

         The following table sets forth the shares beneficially owned, as of September 13, 2005, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would beneficially own if all such offered shares are sold. Except for selling stockholders with an asterisk (*) next to their names, the selling stockholders acquired their beneficial interests in the shares being offered hereby in private placements in which each such selling stockholder advised us that it purchased the relevant securities solely for investment and not with a view to or for resale or distribution of such securities.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities and for which the selling stockholder has a right to acquire such shares within the next 60 days. However, except for the selling stockholders with an asterisk (*) next to their names, each of the selling stockholders is subject to certain limitations on the conversion of its convertible debentures and the exercise of its warrants issued to it in connection with the August 31 or October 6, 2004 financings and/or the February 9, 2005 financing. While each of such convertible debentures and warrants is currently exercisable, the selling stockholder may not convert its debentures or exercise its warrants, if such conversion or exercise would cause such holder's beneficial ownership of our common stock (excluding shares underlying any of their unconverted debentures or unexercised warrants) to exceed 4.99% of the outstanding shares of our common stock immediately after the conversion or exercise. If the holder subsequently disposes of some or all of its holdings, it can again convert its debenture or exercise its warrant, subject to the same 4.99% limitation. The table below also includes the number of shares which might be issuable on the occurrence of certain events, such as the accrual of interest, which has not yet occurred and may not occur. Therefore, although they are included in the table below, the number of shares of common stock for some listed persons may include shares that are not subject to purchase during the 60-day period. None of the selling stockholders currently has or has had within the past three years a material relationship with us or any of our predecessors or affiliates.

                                                                                  Shares Beneficially Owned
                                      Shares Beneficially   Number of Shares         After the Offering
                                          Owned Prior       Offered Pursuant      -------------------------
     Selling Stockholder                to the Offering    to this Prospectus      Number           Percent
     -------------------                ---------------    ------------------      ------           -------
Alpha Capital AG (1)                        45,000,000         27,272,728         17,727,272         17.8%

* Mac Caughern, Scott (2)                    1,250,000          1,250,000                  0           *

* Marina Ventures (3)                          500,000            500,000                  0           *

* Sol Financial, Inc. (4)                      100,000            100,000                  0           *

Stonestreet Limited Partnership (5)         30,000,000         19,090,908         10,909,092         11.0%

Whalehaven Capital Fund Limited (6)         18,000,000          2,727,272         15,272,728         15.3%

Whalehaven Fund Limited (7)                  6,000,000          5,454,546            545,454           *

Whalehaven Capital LP (8)                    6,000,000          5,454,546            545,454           *

TOTAL                                                          61,850,000
                                                               ==========
     * Less than 1%.

     (1) Number of shares offered pursuant to this prospectus includes: (a) up to 10,000,000 shares issuable upon conversion of a $500,000 principal amount 5% convertible debenture at a per share conversion price equal to the lesser of $0.05 or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date; (b) up to 1,000,000 shares issuable upon conversion of the convertible debentures with respect to interest accrued thereon through the maturity date thereof on the second anniversary of their issuance; (c) up to 3,636,364 shares issuable upon exercise of Class 2004-A warrants issued in connection with the 5% convertible debentures; (d) up to 10,000,000 shares issuable upon exercise of Class 2004-B warrants issued in connection with the 5% convertible debentures; and (e) up to 2,636,364 shares representing our good faith estimate of additional shares issuable as liquidated damages through the projected effective date of the registration statement, as contemplated by certain provisions of the Registration Rights Agreement. Konrad Ackerman and Rainer Posch have voting and dispositive control over the securities held by Alpha Capital AG.

     (2) Includes up to 1,250,000 shares of common stock issuable upon exercise of outstanding common stock purchase warrants.

     (3) Includes 500,000 shares of common stock issued to Marina Ventures in consideration for financial consulting services. Moshe Hartstein has voting and dispositive control over the securities held by Marina Ventures

     (4) Includes 100,000 shares of common stock issued to Sol Financial, Inc. in consideration for financial consulting services. Shlomo Stein has voting and dispositive control over the securities held by Sol Financial, Inc.

     (5) Number of shares offered pursuant to this prospectus includes: (a) up to 7,000,000 shares issuable upon conversion of a $350,000 principal amount 5% convertible debenture at a per share conversion price equal to the lesser of $0.05 or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date; (b) up to 700,000 shares issuable upon conversion of the convertible debentures with respect to interest accrued thereon through the maturity date thereof on the second anniversary of their issuance; (c) up to 2,545,454 shares issuable upon exercise of Class 2004-A warrants issued in connection with the 5% convertible debentures; (d) up to 7,000,000 shares issuable upon exercise of Class 2004-B warrants issued in connection with the 5% convertible debentures; and (e) up to 1,845,454 shares representing our good faith estimate of additional shares issuable as liquidated damages through the projected effective date of the registration statement, as contemplated by certain provisions of the Registration Rights Agreement. Michael Finkelstein has voting and dispositive control over the securities held by Stonestreet Limited Partnership.

     (6) Number of shares offered pursuant to this prospectus includes: (a) up to 1,000,000 shares issuable upon conversion of a $50,000 principal amount 5% convertible debenture at a per share conversion price equal to the lesser of $0.05 or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date; (b) up to 100,000 shares issuable upon conversion of the convertible debentures with respect to interest accrued thereon through the maturity date thereof on the second anniversary of their issuance; (c) up to 363,636 shares issuable upon exercise of Class 2004-A warrants issued in connection with the 5% convertible debentures; (d) up to 1,000,000 shares issuable upon exercise of Class 2004-B warrants issued in connection with the 5% convertible debentures; and (e) up to 263,636 shares representing our good faith estimate of additional shares issuable as liquidated damages through the projected effective date of the registration statement, as contemplated by certain provisions of the Registration Rights
         Agreement. Evan Schemenauer, Arthur Jones and Jennifer Kelly have voting and dispositive control over the securities held by Whalehaven Capital Fund Limited.

     (7) Number of shares offered pursuant to this prospectus includes: (a) up to 2,000,000 shares issuable upon conversion of a $100,000 principal amount 5% convertible debenture at a per share conversion price equal to the lesser of $0.05 or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date; (b) up to 200,000 shares issuable upon conversion of the convertible debentures with respect to interest accrued thereon through the maturity date thereof on the second anniversary of their issuance; (c) up to 727,273 shares issuable upon exercise of Class 2004-A warrants issued in connection with the 5% convertible debentures; (d) up to 2,000,000 shares issuable upon exercise of Class 2004-B warrants issued in connection with the 5% convertible debentures; and (e) up to 527,273 shares representing our good faith estimate of additional shares issuable as liquidated damages through the projected effective date of the registration statement, as contemplated by certain provisions of the Registration Rights
         Agreement. Evan Schemenauer, Arthur Jones and Jennifer Kelly have voting and dispositive control over the securities held by Whalehaven Fund Limited.

     (8) Number of shares offered pursuant to this prospectus includes: (a) up to 2,000,000 shares issuable upon conversion of a $100,000 principal amount 5% convertible debenture at a per share conversion price equal to the lesser of $0.05 or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date; (b) up to 200,000 shares issuable upon conversion of the convertible debentures with respect to interest accrued thereon through the maturity date thereof on the second anniversary of their issuance; (c) up to 727,273 shares issuable upon exercise of Class 2004-A warrants issued in connection with the 5% convertible debentures; (d) up to 2,000,000 shares issuable upon exercise of Class 2004-B warrants issued in connection with the 5% convertible debentures; and (e) up to 527,273 shares representing our good faith estimate of additional shares issuable as liquidated damages through the projected effective date of the registration statement, as contemplated by certain provisions of the Registration Rights
         Agreement. Evan Schemenauer, Arthur Jones and Jennifer Kelly have voting and dispositive control over the securities held by Whalehaven Capital LP.

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately-negotiated transactions;

         o        short  sales  that  are  not   violations   of  the  laws  and
                  regulations of any state or the United States;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        through the writing of options on the shares;

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may also engage puts, calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters," as that term is defined under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations of such acts. Accordingly, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments to which such selling stockholders may be required to make in respect thereof.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock.

Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol CPYE. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                                    Fiscal 2005               Fiscal 2004                Fiscal 2003
                                             -------------------------- ------------------------- --------------------------
COMMON STOCK                                 High          Low          High         Low          High         Low
-------------------------------------------- ------------- ------------ ------------ ------------ ------------ -------------
First Quarter ended March 31                 $0.11         $0.03        $1.88        $1.02        $0.02        $0.02
Second Quarter ended June 30                 $0.07         $0.03        $1.62        $0.16        $1.62        $1.62
Third Quarter ended September 30             ---           ---          $0.22        $0.08        $1.85        $1.85
Fourth Quarter ended December 31             ---           ---          $0.17        $0.07        $1.88        $1.88

         * No reliable data is available for this period.

         As of September 13, 2005, we had 37,785,509 shares of common stock outstanding and held by approximately 457 stockholders of record. The transfer agent of our common stock is Madison Stock Transfer, Inc.

Dividends

         We have not previously declared or paid any dividends on our common stock and we do not anticipate declaring any dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

         The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION
------------------------------------ ------------------------ ----------------------- ---------------------------
           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                               (a)                     (b)                       (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved
by security holders                            -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not
approved by security holders
                                               -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                          -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

Forward-Looking Statements

         The information in this registration statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

         The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Results of Operations

Quarter Ended June 30, 2005 Compared to the Quarter Ended June 30, 2004

         Revenues for the quarter ended June 30, 2005 were $410,555, compared to $338,237 for the quarter ended June 30, 2004. This represents an increase of $73,318, or 21.4% comparing the two periods. The major components of revenues are product sales and license revenue. Product sales represent revenues for products manufactured and sold to distributors. License revenue represents license fees earned for the sale of certain products under licenses to third parties. We occasionally enter into such license agreements if management determines that it is in our best interest to sell rights to a particular product to a third party, rather than publishing the product our self. License revenues for the quarters ended June 30, 2005 and June 30, 2004 were both $0 since we did not have any agreements to license product during those periods. The increase in revenue for the three months ended June 30, 2005 is primarily the result of $284,729 of sales recognized in the quarter due to the expiration of Deferred Revenue. We had agreements with our distributor to reduce future royalties on products in exchange for advances on future sales (Deferred Revenue). These agreements have expiration dates where if the sales are not recognized within a certain time frame, the distributor would lose the advances paid.

          The below table provides a comparison of the nature and source of our revenue for the periods indicated.

                                                                              Quarter Ended
                                                                  June 30, 2004           June 30, 2005
         Number of New Titles Released                                     0                       0
         Number of Titles Reordered                                        6                       2
         Average Price Per Title                                        5.19                    5.72
         Revenue From Internally Developed Titles                    115,668                  93,600
         Partially Complete Sales                                          0                       0
         Translated Sales                                            222,569                  32,226
         License Revenue                                                   0                       0
         Other Revenue                                                     0                 284,729

         Gross profit increased by $242,959, or 1,189%, to $263,391 for the three months ended June 30, 2005 compared to $20,432 for the three months ended June 30, 2004. The increase in gross profit is primarily due to the expiration of Deferred Revenue. We had agreements with our distributor to reduce future royalties on products in exchange for advances on future sales (Deferred Revenue). These agreements have expiration dates where if the sales are not recognized within a certain time frame, the distributor would lose the advances paid. Since these royalties were converted to Sales without the manufacturing of any goods, the gross profit is 100% of the sales amount.

         For the quarter ended June 30, 2005, selling, general and administrative expenses totaled $228,450. This was a decrease of $95,728, or 29.5% from selling, general and administrative expenses of $324,178 in the quarter ended June 30, 2004. We had no additional consulting fees since there were no fund raising transactions for the quarter which represented a reduction of $43,860 from $43,860 for the three months ended June 30, 2004. In addition, attorney fees related to the Bravado/Sega legal matters decreased $43,094 from $53,094 in 2004 to $10,000 in 2005. As we are nearing settlement in both of these legal matters, the amount of work put in by our attorneys has been greatly reduced. Payroll was reduced from $158,059 for the three months ended June 30, 2005 to $132,129 for the three months ended March 31, 2005 representing a reduction of $25,930. Outside service was reduced from $12,499 in the three months ended June 30, 2004 to $3,990 in the three months ended June 30, 2005, a reduction of $8,509 which was a result of the company's employees taking on more work internally as opposed to hiring temporary outside assistance. These were the only expenses to decrease substantially over the same period in 2004. Insurance costs were increased from $2,763 for the three months ended June 30, 2004 to $5,562 for the three months ended June 30, 2005 and Marketing costs increased from $3,522 for the three months ended June 30, 2004 to $15,200 for the three months ended June 30, 2005 a result of our efforts to prepare for the release of our upcoming Puzzle and Pool games for the PSP.

         Other income (expense) is income or expense not related to the buying or selling of games and or licenses or income obtained for services not generally part of the company's normal operation. For the quarter ended June 30, 2005, we had total other expense of $161,551 compared to total other income of $2,437,847 for the quarter ended June 30, 2004. The $161,338 of other expense consisted of interest expense related to the company's fund raising during the first quarter 2005. Total other income for the quarter ended June 30, 2004 consisted of forgiven debt totaling $2,438,188, offset by $341 of interest expense. We received $2,438,188 in forgiveness of debt from SWING! Entertainment Media AG which was part of SWING! Media AG's bankruptcy proceedings in Germany.

         Our net loss was $126,611 for the quarter ended June 30, 2005 compared to net income of $2,134,101 for the quarter ended June 30, 2004. We operated at a profit in the quarter ended June 30, 2005 with the exception of the $161,337 in interest fees incurred relating to the our fund raising in first quarter of 2005. The principal reason for the net income of $2,134,101 in the quarter ended June 30, 2004 is the $2,438,188 from debt forgiveness discussed above.

Six Months Ended June 30, 2005 Compared to the Six Months Ended June 30, 2004

         Revenues for the six-month period ended June 30, 2005 were $562,363, compared to $760,589 for the six months ended June 30, 2004. This represents a decrease of $198,226, or 26.1%, comparing the two periods. The major components of revenues are product sales and license revenue. License revenues for the six-month periods ended June 30, 2005 and June 30, 2004 were both $0 since we did not have any agreements to license product during those periods. For the six month period ended June 30, 2005, we had product sales of $277,634 as compared to $760,589 for the six months ended June 30, 2004. The reason for the $482,955, or 63.5%, decrease in product sales was that we released two new products, Road Trip - Shifting Gears for Gameboy Advance and Road Trip - Arcade Edition for Game Cube, in the six month period ended June 30, 2004, while sales in the six months ended June 30, 2005 represented only reorders of previously released products. New product releases generally represent higher sales units and price per unit. In addition, we had $284,729 of sales recognized due to the expiration of Deferred Revenue for the six months ended June 30, 2005 as compared to $0 for the same period in 2004. We had agreements with our distributor to reduce future royalties on products in exchange for advances on future sales (Deferred Revenue). These agreements have expiration dates where if the sales are not recognized within a certain time frame, the distributor would lose the advances paid.

         The below table provides a comparison of the nature and source of our revenue for the periods indicated.

                                                                          Six-Month Period Ended
                                                                  June 30, 2004           June 30, 2005
         Number of New Titles Released                                     2                       0
         Number of Titles Reordered                                        6                       3
         Average Price Per Title                                        7.23                    5.90
         Revenue From Internally Developed Titles                    115,668                 210,881
         Partially Complete Sales                                          0                       0
         Translated Sales                                            644,921                  66,753
         License Revenue                                                   0                       0
         Other Revenue                                                     0                 284,729

         Gross profit increased by $135,723, or 52.3%, to $280,726 for the six months ended June 30, 2005 compared to $145,003 for the six months ended June 30, 2004. The increase in gross profit is primarily due to the expiration of Deferred Revenue. We had agreements with our distributor to reduce future royalties on products in exchange for advances on future sales (Deferred Revenue). These agreements have expiration dates where if the sales are not recognized within a certain time frame, the distributor would lose the advances paid. Since these royalties were converted to Sales without the manufacturing of any goods, the gross profit is 100% of the sales amount.

         For the six months ended June 30, 2005, selling, general and administrative expenses totaled $652,281. This was an increase of $11,591, or 1.8%, from selling, general and administrative expenses of $640,690 in the six months ended June 30, 2004. Consulting fees related to our February 2005 financing and attorney fees related to the Bravado/Sega legal matters as well as our fundraising during the first quarter 2005 increased professional fees by $76,296 from $141,954 in 2004 to $218,250 in 2005. Marketing increased $16,919 from $12,931 for the six months ended June 30, 2004 to $29,850 for the six months ended June 30, 2005. Marketing consists of fees paid for packaging, manual preparation and overall promotion of our upcoming Puzzle and Pool titles. These were the only expenses to increase substantially over the same period in 2004. Payroll was reduced from $324,293 for the six months ended June 30, 2004 to $264,531 for the six months ended June 30, 2005 representing a reduction of $59,762. Outside service was reduced from $41,569 for the six months ended June 30, 2004 to $7,740 for the six months ended June 30, 2005, a reduction of $33,829 which was a result of the company employees taking on more work internally as opposed to hiring temporary outside assistance.

         Other income (expense) is income or expense not related to the buying or selling of games and or licenses or income obtained for services not generally part of the company's normal operation. In the six months ended June 30, 2005, we had total other expense of $689,753 compared to total other income of $2,451,786 for the six months ended June 30, 2004. Total other expense for the six months ended June 30, 2005 consisted of $510,000 of financing costs related to the beneficial conversion feature of the convertible debentures and warrants sold in our first quarter 2005 fundraising and $179,753 in interest expense related to the convertible debentures. Total other income for the six months ended June 30, 2004 consisted of forgiven debt totaling $2,438,188 (described above) and $50,000 in consulting revenue from Giant Mobile Corporation, offset by $36,402 of interest expense related to fundraising efforts over the previous six months. We received $2,438,188 in forgiveness of debt from SWING! Entertainment Media AG as part of its bankruptcy proceedings in Germany.

         Our net loss was $1,061,309 for the six months ended June 30, 2005 compared to net income of $1,956,099 for the quarter ended June 30, 2004. The principal reason for the net income of $1,956,099 in the six months ended June 30, 2004 is the $2,438,188 from debt forgiveness discussed above. The net loss for the six months ended June 30, 2005 consisted of gross profit of $280,726, less selling, general and administrative expenses of $652,495, Interest of $179,539 related the our fund raising and Financing Costs of $510,000 related to the beneficial conversion feature from our fundraising in the first quarter of 2005.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

         In early 2004, we formed Conspiracy Entertainment Europe, Ltd., a United Kingdom corporation. We currently own a 51% interest in Conspiracy Entertainment Europe. Conspiracy Entertainment Europe was formed with the purpose of eventually obtaining publishing license agreements for European regions and eventually distributing our products throughout Europe. Conspiracy Entertainment Europe has not entered into any such publishing license agreements and Conspiracy Entertainment Europe has not generated any revenues to date. During 2004, we advanced $60,000 to Conspiracy Entertainment Europe to cover operating expenses. The financial statements of Conspiracy Entertainment Europe are consolidated with our financial statements, with a minority interest adjustment.

         For the fiscal year ended December 31, 2004 we had total revenue of $1,425,649 compared to revenue of $2,377,107 for the fiscal year ended December 31, 2003. The major components of revenues are product sales and license revenue. Product sales represent revenues for products manufactured and sold to distributors. License revenue represents license fees earned for the sale of certain products under certain licenses to third parties. We occasionally enter into such license agreements if management determines that it is in our best interest to sell rights to a particular product to a third party, rather than publishing the product our self. For the period ended December 31, 2003 we earned $493,478 in license revenue for the products Enclave on Xbox and Rally Championship on Game Cube as compared to $0 license revenue earned in 2004. There was no license revenue in 2004 because sales of Enclave ceased and the Rally Championship license fee was a one-time fee with no required royalty payments. Product sales for the period ended December 31, 2003 was $1,881,629 as compared to $1,425,649 for the period ended December 31, 2004. The decrease in product sales revenue of $455,951, or 24%, is primarily the result of the cease and desist order received from SEGA with regard to our 10-in-1 project. We had received a verbal order for 300,000 units of the 10-in-1 project which management believed would have generated $4.5 million in revenues.

         The below table provides a comparison of the nature and source of our revenue for the periods indicated.

                                                                            Fiscal Year Ended
                                                                December 31, 2003       December 31, 2004
         Number of New Titles Released                                     2                       2
         Number of Titles Reordered                                        7                      12
         Average Price Per Title                                       $5.37                   $6.33
         Revenue From Internally Developed Titles                   $635,990                $505,542
         Partially Complete Sales                                          0                       0
         Translated Sales                                         $1,245,639                $919,107
         License Revenue                                            $493,478                      $0
         Other Revenue (packaging)                                    $2,000                      $0

         The major components of cost of sales are production costs and license/development costs. Productions costs are the manufacturing costs of the games we sell and are generally proportional to the number of units manufactured. These costs include manufacturing of the software, packaging and assembly fees. License/development costs are the costs of having the product created, translated, or developed. They include, but are not limited to, translations fees for translating foreign game titles that we re-release in the United States. For the period ended December 31, 2003, we had license/development costs of $417,211 as compared to $482,716 for the period ended December 31, 2004. The increase in license/development costs of $65,505, or 16%, is due to the cancellation of the Shooting Stars, Eminem, and Party Animals games. These products required license advances and development costs, but they were cancelled; we determined that Shooting Stars was no longer a profitable project; for the Eminem project, the licensor terminated our agreement; and we were not able to obtain Microsoft approval for Party Animals. For the period ended December 31, 2003, we had production costs of $1,186,407 representing 350,616 units manufactured, compared to $1,091,976 of production costs for the period ended December 31, 2004 which represented 225,268 units manufactured.

         Gross loss totaled $169,595 for the fiscal year ended December 31, 2004 as compared to gross profit of $123,088 for the fiscal year ended December 31, 2003, a decrease of $292,683 or 238%. Gross loss as a percentage of sales for the fiscal year ended December 31, 2004 was -11.9% as compared to gross profit as a percentage of sales of 5% for the fiscal year ended December 31, 2003. The decrease in our gross profit percentage is a result of the cease and desist order received from SEGA with regard to our 10-in-1 project as well as the project cancellations of Road Trip 2 (PS2), Eminem (PSX), and Party Animals
(XBO). Regarding Road Trip 2 and Party Animals projects, management determined that these projects would no longer be profitable based on additional changes required to make the games suitable for release. As we are in litigation with Bravado and Cousins over the Eminem title, it is likely this project will not be release and therefore was cancelled as well.

         Total operating expenses in each of the fiscal years ended December 31, 2004 and December 31, 2003 were comprised of selling, general and administrative expenses. Operating expenses for the fiscal years ended December 31, 2004 and 2003 were $1,940,466 and $2,394,425, respectively, which constituted a decrease of $453,959, or 19%. The decrease in operating expenses is attributable to efforts to reduce selling, general and administrative fees, including wages and salaries and insurance costs. As part of our effort to reduce expenses we have reduced our full time staff from six to three employees, and rental space from 3,800 sq. feet to 1,900 sq. feet. Accordingly, compared to the fiscal year ended December 31, 2003, our wages and salaries were reduced $186,052, medical insurance $10,744 and office rent $53,738. In addition, management decided not to attend the annual industry trade show E3 which reduced marketing expenses $150,208.

         Other income is income not related to the buying or selling of games and or licenses or income obtained for services not generally part of the company's normal operation. We received "other income" of $50,000 in the fiscal year ended December 31, 2004 compared to other income of $70,000 in the fiscal year ended December 31, 2003. The $70,000 recorded as other income for the fiscal year ended December 31, 2003 was for consulting services valued at $20,000 and gain on the settlement of a debt. We had an agreement with Discovery Licensing to develop a game with the Crocodile Hunter license. It was later determined that Discovery was unable to grant these rights and paid us company $50,000 to waive any and all potential claims against Discovery.

         Our net loss was $2,539,477 in the fiscal year ended December 31, 2004 compared to $2,252,444 in the fiscal year ended December 31, 2003. This increase in our net loss was due to the cease and desist order received from SEGA with regard to our 10-in-1 project. We had received a verbal order for 300,000 units of the 10-in-1 project which management believed would have generated $4.5 million in revenues and approximately $900,000 in gross profit. In addition, we expensed $2,882,766 in financing costs in connection with the issuance of warrants during 2004. The fair value of these warrants was estimated at the date of grant using the Black-Scholes pricing model with the following weighted average assumptions for 2004: expected volatility of 146%; risk-free interest rate of 4%; and expected life of five years. The weighted average fair value of warrants granted was $0.14 in 2004. A corresponding expense for the issuance of warrants in 2004 totaling $2,882,766 was recorded as a financing fee in the accompanying Consolidated Statements of Operations.

Seasonality and Other Trends

         The interactive entertainment software industry is a seasonal and cyclical industry. The majority of sales is generated in the fourth quarter of each year due to the winter holiday, followed by the first quarter of each year which consists of sales to those who received new video game platforms over the winter holiday. If we miss this key selling period, due to product delays or delayed introduction of a new platform for which we have developed products, our sales will suffer disproportionately. Second and third quarter sales generally drop off considerably unless new products are introduced. Introducing new products during this period however do not do as well as products introduced in either the fourth or first quarters.

         The interactive entertainment software industry is also cyclical. Videogame platforms have historically had a life cycle of four to six years. As one group of platforms is reaching the end of its cycle and new platforms are emerging, consumers often defer game software purchases until the new platforms are available, causing sales to decline. This decline may not be offset by increased sales of products for the new platform.

Research and Development

         We did not spend any money on research and development during the fiscal years ended December 31, 2004 and 2003.

Contractual Obligations

         The following table summarizes our contractual obligations as of June 30, 2005:

                                                      Payments due by period
                                   --------------------------------------------------------------
                                                      Less than                        More
Contractual Obligations                 Total          One Year      Years 1-2     than 2 years
-----------------------                 -----          --------      ---------     ------------
Notes Payable                        $1,960,128       $210,128      $1,750,000
Operating Lease Obligations             $42,830        $42,830               0
Capital Lease Obligations                $2,966         $2,966               0
License Fee Obligations                 $80,000        $80,000               0
Total                                $2,085,924       $335,924      $1,750,000

         In August and October 2004, we entered into two convertible notes payable agreements totaling $1.1 million. Although we expect these notes to be converted into shares of our common stock, the notes if called would be payable in 2006.

                                    2006    $1,100,000

         In August 2003, we obtained an unsecured loan from an individual in the amount of $355,000 including interest. We have repaid approximately $145,000 with the remaining balance to be paid in the year 2005.

                                    2005    $210,128

         We currently lease office space at 612 Santa Monica Boulevard in Santa Monica, California. Through the remainder of the lease term, our minimum lease payments are as follows:

                                    2005    $25,698
                                    2006    $17,132

         We also lease equipment and a vehicle under non-cancelable capital lease agreements that expire through September 2005. Through the remainder of the lease term, our minimum lease payments are as follows:

                                    2005    $2,966

         Our license agreement with Discovery for "The Jeff Corwin Experience" requires payments of the remaining $80,000 to be paid in full during the year 2005.

                                    2005    $80,000

         In February 2005, we completed the sale of convertible notes totaling $650,000. Although we expect these notes to be converted into shares of our common stock, the notes if called would be payable in 2006.

                                    2007    $650,000

Liquidity and Capital Resources

June 30, 2005

         As of June 30, 3005 our cash balance was $8,325. At June 30, 2005, our current assets totaled $75,295 and we had a working capital deficiency of $1,675,520. A major portion of our debt is attributed to consulting fees, attorney fees, and payroll taxes payable. We currently plan to use the cash balance and cash generated from operations for increasing our working capital reserves and, along with additional financing, for new product development, securing new licenses, building up inventory, hiring more sales staff and funding advertising and marketing. Management believes that the current cash on hand and additional cash expected from operations in fiscal 2005 will be sufficient to cover our working capital requirements for the next twelve months.

         For the six months ended June 30, 2005, net cash used in operating activities was $428,877, compared to net cash used in operating activities of $260,166 for the six months ended June 30, 2004. The increase in cash used in operating activities by $168,711, or 64.8%, was primarily the result of a decrease in net income of $3,017,408, an increase in Discount on Convertible Notes Payable of $650,000, an increase in Services Paid with Common Stock of $24,000, an increase in accounts receivable by $153,573, a decrease in deferred compensation by $339,237, an increase in accounts payable and accrued expenses of $2,425,694, and a decrease in deferred revenue of $106,644..

         For the six months ended June 30, 2005, net cash used in investing activities was $318,121, compared to net cash used in investing activities of $117,494 for the six months ended June 30, 2004. The increase in cash used in investing activities of $200,627, or 170.8%, was due to the acquisition of Sony PSP tools, accounting for $15,695 in increased investing activities costs, and the following increases in products and licenses: Hustler World Championship Pool (PSP) increased investing activities costs by $235,000, GT Cube (PSP) increased investing activities costs by $40,000, Defenders (PS2) increased investing activities costs by $10,000, and JRF increased investing activities costs by $40,000 against the amortization of SEGA Ages of $24,346.

         For the six months ended June 30, 2005, net cash provided by financing activities totaled $643,500. This compares to cash provided by financing activities of $480,313 for the six months ended June 30, 2004. The increase in net cash provided by financing activities is the result of $650,000 gross proceeds from convertible notes payable in relation to the monies received from investors in February 2005 less payment for Capital Leases of $6,440.

         As of June 30, 2005, $9,489 of the cash proceeds from our August 31, 2004, October 6, 2004 and February 9, 2005 private placements (described below) remains in escrow. Before these funds will be disbursed to us, we must give assurances to the investors the funds will be used for fees, costs or other expenses in relation to publishing or distribution of our products.

         Our accounts receivable at June 30, 2005 was $66,971, compared to $167,261 at December 31, 2004. The change in accounts receivable is primarily due to the Company receiving payment for invoices covering the Christmas holiday season. Current receivables consist of invoices for reorders received late second quarter 2005.

         The current portion of long-term debt at June 30, 2005 was $2,966 compared to $9,406 as of December 31, 2004. We expect to pay off the entire $2,966 by year-end 2005. We plan to pay this with proceeds generated from normal operational cash flow.

         As of June 30, 2005, we owed payroll taxes to the IRS in the amount of $374,524. We are making periodic payments of this liability in cooperation with the IRS.

         At June 30, 2005 we had no bank debt.

December 31, 2004

         As of December 31, 2004, our cash balance was $165,762, as compared to $44,329 at December 31, 2003. Total current assets at December 31, 2004 were $330,024, as compared to $75,888 at December 31, 2003. We currently plan to use the cash balance and cash generated from operations for increasing our working capital reserves and, along with additional debt financing, for new product development, securing new licenses, building up inventory, hiring more sales staff and funding advertising and marketing. Management believes that the current cash on hand and additional cash expected from operations in fiscal 2005 will be sufficient to cover our working capital requirements for fiscal 2005.

         For the period ended December 31, 2004 net cash used in operating activities was $1,158,080, compared to net cash used in operating activities of

$443,926 for the period ended December 31, 2004. The increase in net cash used in operating activities of $714,154, or 62%, was primarily the result of a decrease in accounts receivable of $2,385,131, an increase in accounts payable of $1,166,400 and an increase in deferred revenue of $536,165.

         For the period ended December 31, 2004 net cash used in investing activities totaled $293,151, compared to net cash used in investing activities of $514,412 for the period ended December 31, 2003. The decrease of $221,261, or 75%, is due to reduced acquisition of products and licenses from $514,412 in 2003 as compared to $284,346 in 2004.

         For the period ended December 31, 2004 net cash provided by financing activities totaled $1,572,665, compared to net cash provided by financing activities of $886,673 for the period ended December 31, 2003. The increase of net cash provided by financing activities of $685,992, or 44%, was the result of $1,281,500 of proceeds from the sale of convertible notes. This compares to $523,800 of proceeds received from the sale of common stock during 2003.

         As of December 31, 2004, $134,450 of the cash proceeds from our August 31, 2004 and October 9, 2004 private placements (described below) remains in escrow. Before these funds will be disbursed to us, we must give assurances to the investors the funds will be used for fees, costs or other expenses in relation to publishing or distribution of our products.

         Our accounts receivable at December 31, 2004 was $167,261, as compared to $20,000 at December 31, 2003. The change in accounts receivable is primarily due to reorders to SVG Distribution, Inc. shipped in late December 2004.

         As of December 31, 2004 we had a working capital deficiency of $1,635,220. A major portion of our debt is attributed to consulting fees, attorney fees, and payroll taxes payable. We plan to reduce these debts with proceeds generated from normal operational cash flow as well as the issuance of company stock.

         The current portion of long-term debt at December 31, 2004 consisted of $9,406 as opposed to $15,906 at December 31 2003. We expect to pay off the entire $9,406 by year-end 2005. We plan to pay this with proceeds generated from normal operational cash flow.

         As of December 31, 2004, we owed payroll taxes to the IRS in the amount of $198,976. We are making periodic payments of this liability in cooperation with the IRS.

         At December 31, 2004 and December 31, 2003 we had no bank debt.

Financing Needs

         We expect our capital requirements to increase over the next several years as we continue to develop new products, increase marketing and administration infrastructure, and embark on in-house business capabilities and facilities. Our future liquidity and capital funding requirements will depend on numerous factors, including, but not limited to, the cost and hiring and training production personnel who will produce our titles, the cost of hiring and training additional sales and marketing personnel to promote our products, and the cost of hiring and training administrative staff to support current management. We anticipate that we will require up to approximately $500,000 in additional financing to expand our operations over the next twelve months. We cannot guarantee that we will be able to obtain any additional financing or that such additional financing, if available, will be on terms and conditions acceptable to us. The inability to obtain additional financing will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans.

         On  January  16,  2004,  we  received   $50,000  from  Calluna  Capital
Corporation under the terms of a February 25, 2003 convertible notes payable agreement bringing the total amount borrowed from Calluna Capital Corporation to $500,000.

         On May 17, 2004, we sold 2,792,200 shares of common stock to accredited investors for $.10 per share, or an aggregate of $279,220.

         On August 31, 2004, we sold an aggregate of $1,050,000 principal amount of 5% Secured Convertible Debentures, Class A Common Stock Purchase Warrants to purchase 21,000,000 shares of our common stock, and Class B Common Stock Purchase Warrants to purchase 21,000,000 shares of our common stock, to four institutional investors. We received gross proceeds totaling $1,050,000 from the sale of the Debentures and the Warrants.

         On October 6, 2004, we sold a $50,000 principal amount 5% Secured Convertible Debenture, Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of our common stock, and Class B Common Stock Purchase Warrants to purchase 1,000,000 shares of our common stock, to one institutional investor. We received gross proceeds totaling $50,000 from the sale of the Debentures and the Warrants.

         On February 9, 2005, we sold an aggregate of $650,000 principal amount of 5% Secured Convertible Debentures, 13,000,000 Class A Common Stock Purchase Warrants, and 13,000,000 Class B Common Stock Purchase Warrants, to four accredited institutional investors for gross proceeds totaling $650,000.

         Each Class A Warrant is currently exercisable at a price of $0.20 per share until expiration on August 31, 2009. Each Class B Warrant is currently exercisable at a price of $0.05 per share until expiration 18 months after the date on which the resale of the shares of common stock issuable upon exercise of the Class B Warrants are registered under the Securities Act of 1933 (subject to extension under certain circumstances).

         We do not have any current plans to obtain additional debt or equity financing. We plan to satisfy our capital expenditure commitments and other capital requirements through cash generated from operations and through funds received upon exercise of outstanding warrants. We believe the proceeds from exercise of our outstanding warrants will be sufficient to fund any need for additional capital. We currently have outstanding 35,000,000 Class A Warrants with exercise prices of $0.20 per share and 35,000,000 Class B Warrants with exercise prices of $0.05 per share. Exercise of all of these warrants would provide gross proceeds of $8,750,000. However, at recent market prices of our common stock, none of these warrants are in the money. Thus, if the market price of our common stock does not increase and warrant holders do not exercise their warrants, we may be required to seek additional debt or equity financing. If additional financing is required and we cannot obtain additional financing in sufficient amounts or on acceptable terms when needed, our financial condition and operating results will be materially adversely affected.

Subsequent Event

         On August 5, 2005 and August 8, 2005, two accredited investors loaned us an aggregate of $223,600 in gross proceeds in exchange for two notes payable. The notes bear no interest and are due February 1, 2006. Under the terms of the loans, we agreed to share 50% of the profit earned from the development, production and commercialization of the videogame originally released under the name `Kollon' in Japan by Cyberfront Corporation on the Sony PSP platform.

         In connection with the August 5, 2005 and August 8, 2005 loans, we entered into an agreement amending the terms of our August 31, 2004, October 6, 2004 and February 9, 2005 financings. In connection with the loans, we re-affirmed all representations and warranties made in the contained in the August 31, 2004, October 6, 2004 and February 9, 2005 financings and all covenants and conditions from such financings were adopted and renewed. In addition, the $223,600 principal amount notes payable were added to the Security Interest Agreements executed in connection with the August 31, 2004, October 6, 2004 and February 9, 2005 financings. Further, the conversion price of the debentures issued in connection with the August 31, 2004, October 6, 2004 and February 9, 2005 financings was amended to be the lesser of $0.05 or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date.

Off Balance Sheet Arrangements

         We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies and Significant Management Estimates

         The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates, including those related to revenue recognition, allowance for doubtful accounts, long-lived assets, and deferred taxes. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

         We recognize revenue in accordance with current generally accepted accounting principles. Revenue recognition requirements require us to make significant judgments and estimates which may be difficult and complex. We make determinations regarding revenue that is recognized in the current period and the revenue that will be deferred. This is performed through judgment and estimates with regard to the software and related services to be provided to our customers. Our assumptions and judgments regarding revenue recognition could differ from actual events.

         Funds received in advance of software completion are recorded as a liability and deferred until the products are completed and delivered.

         We utilize the completed contract method of revenue recognition as opposed to the percentage-of-completion method of revenue recognition for substantially all of our products since the majority of our products are completed within six to eight months. We complete the products in a short period of time since we obtain video game software code that may be partially complete and/or we obtain foreign language video game software code that is published by foreign manufacturers that are completed and we develop and market them in the United States.

         License revenue is generated when we sell an acquired license to another publisher to develop and sell. Revenues are recorded when the royalty payments are received from that publisher subsequent to sale of the product.

Allowance For Doubtful Accounts

         We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We regularly review the adequacy of our accounts receivable allowance after considering the size of the accounts receivable balance, each customer's expected ability to pay and our collection history with each customer. We review significant invoices that are past due to determine if an allowance is appropriate based on the risk category using the factors described above. In addition, we maintain a general reserve for certain invoices by applying a percentage based on the age category. We also monitor our accounts receivable for concentration to any one customer, industry or geographic region. The allowance for doubtful accounts represents our best estimate, but changes in circumstances relating to accounts receivable may result in a requirement for additional allowances in the future. As of June 30, 2005 and at December 31, 2004, the allowance for doubtful accounts holds a zero balance as none of our accounts receivable are deemed uncollectable.

Valuation of Long-Lived Intangible Assets Including Capitalized Development Costs and Licenses

         Capitalized   development  costs  and  licenses,   net  of  accumulated
amortization, totaled approximately $702,771 at June 30, 2005.

         We account for software development costs in accordance with SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility of a product encompasses both technical design documentation and game design documentation. The accumulation of appropriate costs as a capitalized, long-term asset involves significant judgment and estimates of employee time spent on individual software projects. The accumulation and timing of costs recorded and amortized may differ from actual results.

         Our long-lived assets consist primarily of capitalized development costs and licenses. We review such long-lived assets, including certain identifiable intangibles, for impairment whenever events or changes in circumstances indicate that we will not be able to recover the asset's carrying amount in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Such events or circumstances include, but are not limited to, a significant decrease in the fair value of the underlying business or asset, a significant decrease in the benefits realized from the software products, difficulty and delays in sales or a significant change in the operations of the use of an asset.

         Recoverability of long-lived assets by comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value.

         Capitalized development costs include payments made to independent software developers under development agreements, as well as direct costs incurred for internally developed products. Factors we consider important which could trigger an impairment review include, but are not limited to, significant under-performance relative to expected historical or projected future operating results, significant changes in the manner of our use of our assets or the strategy for our overall business or significant negative economic trends. If this evaluation indicates that the value of an intangible asset may be impaired, an assessment of the recoverability of the net carrying value of the asset over its remaining useful life is made. If this assessment indicates that an intangible asset is not recoverable, based on the estimated undiscounted future cash flows or other comparable market valuations, of the entity or technology acquired over the remaining amortization period, the net carrying value of the related intangible asset will be reduced to fair value and the remaining amortization period may be adjusted. Any such impairment charge could be significant and could have a material adverse effect on our reported financial statements.

Income Taxes

         We account for income taxes under SFAS No. 109, "Accounting for Income Taxes," which involves the evaluation of a number of factors concerning the realizability of our deferred tax assets. In concluding that a valuation allowance is required to be applied to certain deferred tax assets, we considered such factors as our history of operating losses, our uncertainty as to the projected long-term operating results, and the nature of our deferred tax assets. Although our operating plans assume taxable and operating income in future periods, our evaluation of all of the available evidence in assessing the realizability of the deferred tax assets indicated that such plans were not considered sufficient to overcome the available negative evidence. The possible future reversal of the valuation allowance will result in future income statement benefit to the extent the valuation allowance was applied to deferred tax assets generated through ongoing operations. To the extent the valuation allowance relates to deferred tax assets generated through stock compensation deductions, the possible future reversal of such valuation allowance will result in a credit to additional paid-in capital and will not result in future income statement benefit.

                             DESCRIPTION OF BUSINESS

         We develop, publish and market interactive entertainment software. We currently publish titles for many popular interactive entertainment hardware platforms, such as Sony's PlayStation, Nintendo 64 and Nintendo's Game Boy Color and Game Boy Advance as well as the next generation hardware platforms such as Sony's PlayStation 2, Nintendo GameCube, Microsoft's Xbox, and also for the PC.

         We were incorporated under the laws of the State of Utah on July 29, 1982 as Strategic Recovery Corporation, with the purpose of investing in real and personal property and buying and selling strategic metals. As Strategic Recovery Corporation, we participated in various projects including developing and marketing an Olympic Commemorative Book and participation in a gold project in Columbia, South America.

         After determining that market prices were declining and the market was becoming increasingly more competitive with low profit margins, we determined to change our business focus and on February 16, 1987, we entered into a merger agreement with Lance, Inc. Prior to the merger, Lance, Inc. owned a software program used to assist managers of HUD qualified projects to complete the proper forms and reports to maintain HUD qualification for rental payments. Under the Certificate of Merger, we were the surviving corporation and subsequent to the merger we changed our name to Lance, Inc. After the merger we intended to distribute software applications to assist managers of HUD qualified projects to complete required forms and reports to maintain HUD qualification for rental payments. This project eventually failed and we ceased operations until May 29, 2003, when we entered into a Share Exchange Agreement with Conspiracy Entertainment Corporation and its stockholders.

         Pursuant to the Share Exchange Agreement, we acquired all of the issued and outstanding common stock of Conspiracy Entertainment Corporation in exchange for 21,552,900 shares of our common stock. Based on the closing price of our common stock on May 29, 2003 of $0.002, the dollar value of the merger was approximately $43,106. We entered into the Share Exchange Agreement to acquire Conspiracy Entertainment Corporation because our management believed the acquisition was an attractive business venture and because our prior operations had failed. Conspiracy Entertainment Corporation and its stockholders entered into the Share Exchange Agreement in order to provide the stockholders increased liquidity and to provide the business greater access to capital markets. Conspiracy Entertainment Corporation was formed on November 21, 1997 under the laws of the State of California. Conspiracy Entertainment Corporation originally operated as a licensing agent specializing in purchasing and selling entertainment licenses suitable for video game publishers. In 2001, Conspiracy Entertainment Corporation became an approved publisher of video game software with Nintendo and with Sony Computer Entertainment, and then in 2002, the company became an approved Microsoft publisher. After closing of the Share Exchange Agreement, we changed our name to Conspiracy Entertainment Holdings, Inc. and began developing, publishing and marketing interactive entertainment software.

         The share exchange with Conspiracy Entertainment Corporation and its shareholders was recorded as a reverse acquisition using the purchase method of business combination. In a reverse acquisition all accounting history becomes that of the accounting acquirer. Since Conspiracy Entertainment Corporation was the accounting acquirer, all historical information in the accompanying financial statements prior to the acquisition is that of Conspiracy Entertainment Corporation.

         In early 2004, we formed Conspiracy Entertainment Europe, Ltd., a United Kingdom corporation. We currently own a 51% interest in Conspiracy Entertainment Europe. Conspiracy Entertainment Europe was formed with the purpose of eventually obtaining publishing license agreements for European regions and eventually distributing our products throughout Europe. Conspiracy Entertainment Europe has not entered into any such publishing license agreements and Conspiracy Entertainment Europe has not generated any revenues to date.

Publishing

         Our business is primarily focused on developing, publishing and marketing interactive entertainment software. We have entered into publishing agreements with publishers of interactive entertainment hardware platforms. These agreements are for non-exclusive licenses, both for the rights to publish and to develop titles for their hardware platforms. These agreements are the foundation for our business. We must maintain a license to develop and publish titles for each hardware platform. Each license specifies the territory to which it applies, and licenses range from multi-national distribution to approval on a title-by-title basis. Our existing hardware platform licenses for Sony's PlayStation and PlayStation 2, Nintendo's Game Boy Color and Game Boy Advance, Nintendo 64 and Microsoft's Xbox, and our license for Nintendo GameCube require that we obtain approval for publication of new titles on a title-by-title basis. As a result, the number of titles we are able to publish for these hardware platforms and our ability to time the release of titles is dependent upon decisions made by third party publishers.

         On August 28, 2000, we entered into a licensed publisher agreement with Sony Computer Entertainment America, Inc. Under the agreement, Sony Computer Entertainment granted us a non-exclusive license to publish, develop, have manufactured, market, distribute and sell software for Sony's computer entertainment system, PlayStation 2, in the United States and Canada. The term of the license agreement was until March 31, 2003, but automatically extends for additional one-year terms thereafter, unless either party provides the other with written notice of its election not to so extend on or before January 31 of the applicable year. We are required to have the software that we develop under the agreement manufactured by a manufacturing facility designated by Sony Computer Entertainment. We are required to pay Sony Computer Entertainment a royalty fee for each unit of the licensed products that is manufactured. The royalty fee ranges from $1.00 per unit to over $7.00 per unit, based on the initial wholesale price of the product. If there is no satisfactory evidence to support the wholesale price, the royalty rate is $7 per unit.

         On September 28, 2000, we entered into a publisher license agreement with Microsoft Corporation to develop and/or publish software products running on the Xbox game system and license proprietary materials from Microsoft. When we develop a concept for a game for the Xbox system, we are required to submit to Microsoft a written and completed concept submission form that includes details of the proposed game. Microsoft then evaluates the proposed game and, if approved, we deliver to Microsoft a beta version of the game which includes all of the games features, along with disclosure about any hidden characters, cheats, "eater eggs," bonus video and audio, and similar elements included in the beta version and/or intended to be included in the final release version of the game. When is game title is complete, we deliver to Microsoft the proposed final release version that is ready for manufacture and commercial distribution. Microsoft playtests the beta version and proposed final release version of each game title and Microsoft provides us written comments regarding the results. We are required to comply with any requests by Microsoft to improve a game based on playtests. We are required to retain only authorized software replicators that are certified and approved by Microsoft for replication (manufacture) of games that run on Xbox. For each finished product unit manufactured, we must pay Microsoft royalties in accordance with the agreement. The royalty fee ranges from $1.00 per unit to over $7.00 per unit, based on the initial wholesale price of the product.

         On October 2, 2000, we entered into a licensed publisher agreement with Sony Computer Entertainment America, Inc. Under the agreement, Sony Computer Entertainment granted us a non-exclusive license to publish, have manufactured, market, distribute and sell software for Sony's CD-based interactive console, PlayStation, in the United States, Canada and Mexico. Unless earlier terminated, the license is effective for four years. On September 11, 2004, this agreement was extended for another four years. Sony Computer Entertainment manufactures the software that we develop under the agreement. We are required to pay Sony Computer Entertainment a royalty fee for each unit of the licensed products that is manufactured. The royalty fee ranges from $1.00 per unit to over $7.00 per unit, based on the initial wholesale price of the product. If there is no satisfactory evidence to support the wholesale price, the royalty rate is $7 per unit.

         On November 9, 2001, we entered into a license agreement with Nintendo of America Inc. to develop, have manufactured, advertise, market and sell video game software for play on the Game Boy Advance system in countries within the Western hemisphere and their respective territories and possessions. The term of the agreement is for three years. Upon completion of a game, we deliver a prototype to Nintendo of America where it is tested and, if approved, we place purchase orders for the game from Nintendo of America for distribution to end consumers. The purchase price and minimum order quantities for the licensed products are set forth in Nintendo of America's then current price schedule which is in effect from time to time. The purchase price includes the cost of manufacturing together with a royalty for the use of the intellectual property rights. The royalty generally ranges from $1.00 per unit to over $7.00 per unit, based on the initial wholesale price of the product.


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

         On November 1, 2002, we entered into a license agreement with Nintendo of America Inc. to develop, have manufactured, advertise, market and sell video game software for play on the Nintendo GameCube system in countries within the Western hemisphere and their respective territories and possessions. The term of the agreement is for three years. Upon completion of a game, we deliver a prototype to Nintendo of America where it is tested and, if approved, we place purchase orders for the game from Nintendo of America for distribution to end consumers. The purchase price and minimum order quantities for the licensed products are set forth in Nintendo of America's then current price schedule which is in effect from time to time. Unless otherwise specifically provided for, the purchase price includes the cost of manufacturing a single game disc, together with a royalty for the use of the intellectual property rights. The royalty generally ranges from $1.00 per unit to over $7.00 per unit, based on the initial wholesale price of the product.

Entertainment Licensing

         While we are primarily a publisher of interactive entertainment software, on occasion an entertainment licensing opportunity may become available to us. We do not allocate a budget for entertainment licensing revenue; rather, if we purchase a license it is generally for the purpose of attaching ourselves as the publisher of the software. Because revenue from entertainment licensing has fluctuated greatly in the past, it is not generally determinable what percentage of our business entertainment licensing represents. We have entered into strategic license arrangements with entertainment and media companies that have developed well-known characters and brands and that are producing properties that are expected to form the basis for future products. Our agreements with licensors and developers generally require us to make advance royalty payments.

         On July 1, 2003, we entered into an agreement with Discovery Licensing, Inc. to use certain marks, characters and content relating to "The Jeff Corwin Experience" to produce computer and video games for Nintendo Game Boy Advance, Sony PlayStation 1, Sony PlayStation 2 and PC platforms. The term of the agreement is for two years. The agreement requires us to pay advance royalty payments totaling $100,000 by December 31, 2004. To date, the advance royalty payments have not been paid. We are also required to distribute at least one licensed product in reasonably commercial quantities no later than May 1, 2004. This project is temporarily on hold until we find a developer and game design that meets our objectives and those of Discovery. The agreement provides that if we (a) fail to distribute a particular licensed product by May 1, 2004 and/or
(b) are not making regular sales of more than a nominal amount of a particular licensed product for any 120-day period or more after May 1, 2004 and do not have plans to make regular sales of more than a nominal amount of such licensed products within the 120 days after May 1, 2004, then Discovery Licensing has the right upon 30 days written notice to terminate our rights for such particular licensed product for the term of the agreement. We have not met these requirements and, to date, Discovery Licensing has not notified us that it is terminating our rights under the agreement. We must obtain Discovery Licensing's approval for all licensed products to be manufactured, created, sold, distributed or otherwise used under the agreement. The agreement requires us to pay royalties to Discovery Licensing based on our net revenue derived from licensed products through various distribution channels, which are payable within 30 days of the end of each calendar quarter.

         On July 1, 2003, we entered into an agreement with Discovery Licensing, Inc. to use certain marks, characters and content relating to "Monster Garage" to produce computer video games for Nintendo Game Boy Advance, Sony PlayStation 1 and Sony PlayStation 2. The term of the agreement is for two years. The agreement requires us to pay advance royalty payments totaling $50,000 by December 31, 2004. We are also required to distribute at least one licensed product in reasonably commercial quantities no later than May 1, 2004. It is currently uncertain whether we will proceed with this agreement because there is a legal issue between Discovery and Monster Cables over the rights to the name "Monster." This project is on hold until the matter between Discovery and Monster Cables is resolved and until we find a developer and game design that meets our objectives and those of Discovery. The agreement provides that if we
(a) fail to distribute a particular licensed product by May 1, 2004 and/or (b) are not making regular sales of more than a nominal amount of a particular licensed product for any 120-day period or more after May 1, 2004 and do not have plans to make regular sales of more than a nominal amount of such licensed products within the 120 days after May 1, 2004, then Discovery Licensing has the right upon 30 days written notice to terminate our rights for such particular licensed product for the term of the agreement. We have not met these requirements and, to date, Discovery Licensing has not notified us that it is terminating our rights under the agreement. We must obtain Discovery Licensing's approval for all licensed products to be manufactured, created, sold, distributed or otherwise used under the agreement. The agreement requires us to pay royalties to Discovery Licensing based on our net revenue derived from licensed products through various distribution channels, which are payable within 30 days of the end of each calendar quarter.

         On July 7, 2003, we entered into two software licensing agreements with Constant Entertainment LLP - SEGA Limited to manufacture, market and otherwise exploit (including via online sales) various games for the Sony PlayStation 2 platform. One agreement covers the territories of North America, Canada, Mexico, and South America. The other agreement covers the territories of Europe. The


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

term of each agreement is for 48 months after release of the products. Each agreement requires us to make royalty advances to Constant Entertainment in the amount of $60,000 per each title, or a total of $840,000 for 14 titles covered by the agreement. The schedule for royalty advances is as follows: (a) 30%, or $252,000 upon signing each agreement; (b) 30% upon concept approval for each product by Sony Computer Entertainment of America; and (c) 40% upon concept approval for each product by Sony Computer Entertainment of America for commercial production. To date, only the $252,000 advance royalty payment for the European territories has been paid. The royalty advances are credited against royalties which are payable under each agreement of $1.15 per each unit sold by us. This agreement calls for multiple titles to be release individually. With the full knowledge and instructions of SEGA, we presented this project first as a 4-in-1 package and ultimately as a 10-in-1 package which was approved by Sony on April 16, 2004. Recently, Constant Entertainment received a termination letter from 3D AGES/SEGA for the US Publishing rights to the titles under our agreement because the project was presented as a 10-in-1 package. On September 28, 2004 we received a cease and desist email notification from SEGA US who is apparently the new publisher of these game titles. We believe the actions of SEGA/3D AGES are not valid and in fact our agreement with Constant may be have been infringed by a third party (SEGA US).

Development

         We design and develop our titles primarily through third parties with whom we have relationships. We typically select these independent third-party developers based on their expertise in developing products in a specific category and use the same developer to produce the same game for multiple platforms. We contract with the third-party developers for specific or multiple titles. We do not currently have any contracts for the design or development of any titles since we do not have any new titles in development. The development cycle for a new title typically ranges from 24 to 36 months and products are sold to mass merchandisers and through outsourced distributors. The majority of our products are completed within six to eight months. We complete the products in a short period of time since we obtain video games that are partially complete or we obtain foreign language video games published by foreign manufacturers that are completed. Partially complete refers to projects that may have been cancelled by another publisher or sold by a publisher who is no longer solvent. It is often times more efficient to revive such a project instead of starting anew. All of our products are manufactured by third parties. In order to maintain protection over their hardware technologies, publishers of hardware platforms generally specify or control the manufacturing of the finished products. We deliver the master materials to the licensor or its approved replicator, which then manufactures the finished goods and delivers them to us and/or our warehouse facility for distribution to our customers.

         We also develop and market foreign game titles that have been successfully released in other countries to make them suitable for production in the United States. This process is generally shorter in time and allows us to quickly market these products. For every game the process of making foreign titles suitable for production in the United States is different. Some games only require language translations and packaging edits. These games would require translators to localize the games, and marketing firms to modify the packaging. Other games require additional features to be added to the games in order to make them compatible with the formats they will be published on. These would require the assistance of the original developers or additional developers to add the necessary content or modifications. In some instances, a decision is made to make the entire game more "Americanized" or appealing to the United States customers we intend to reach. These games would require translators, marketing firms, and the help of the existing developer and sometimes additional developers. Generally these products are released at "budget" pricing, taking advantage of impulse buyers in retail outlets. "Budget" pricing means selling games at reduced prices from full retail prices. The normal course for publishers is to release "new" games at full retail price, and subsequently reduce the price gradually to meet demand. In many instances the shelf life for these games is 4-6 months. Our approach is to release the game at an already reduced price, hoping to attract "impulse" buys. Since these games have generally already been released in other markets, they are not considered "new" and cannot command the full retail pricing. By releasing these products at a budget price we hope to generate both large unit sales, as well as long term sales via reorders.

Our Business Strategy

         Our objective is to become a leading independent developer and publisher of interactive entertainment software. It is generally recognized that the interactive entertainment industry is nearing the end of the last major growth cycle of publishing. The PS2, Xbox, Nintendo GameCube and Gameboy Advance platforms have all been in the market for quite some time now and the industry is eagerly awaiting PS3, Xbox2, Nintendo DS and other platforms to enter the market. Sony also recently introduced its portable platform PSP. With our ability to license popular titles, develop quality content with third-party developers and distribute titles through our distribution channels, we anticipate growth opportunities during the next major growth cycle of the interactive entertainment industry. We also strive to become a leader in "budget" title publishing. To further our objectives, we:

         Work internally and with third-party game developers. We design and develop our products both internally and through our informal relationships with


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

third-party game developers. Titles are created around our licenses with third party developers and our own proprietary content. This model allows us to create game ideas utilizing the latest technologies and consumer trends and enables us to better manage production efforts in a cost-effective manner.

         Plan to Take Direct Control Over Distribution Channels. Our sales and marketing efforts are designed to broaden product distribution and increase the penetration of our products. Currently, our titles are sold to many mass merchandisers such as Toys "R" Us, Target, Kmart, Wal-Mart and Best Buy through distributors such as SVG and Universal. In 2004, distribution by SVG Distribution represented 100% of our revenues. It is not determinable who and what amount of these revenues that different retail outlets represent. We do not have formal written distribution agreements with any distributors. In the long-term, we plan to take more direct control of the sales marketing and distribution process by establishing our own direct distribution and sales organization.

         Our current distribution channels guarantee units of sales since we sell to distributors on a minimum unit basis, guarantee receipt of cash in advance of manufacturing since distributors are required to pay for manufacturing of the product, and guarantee payment regardless of subsequent sales to consumers. While our current distribution method presents minimal risk, we do not believe it is the most profitable method of distribution.

         Once our capital resources increase and our product line becomes more established, we plan to take direct control of the marketing and distribution aspects of our business for the following reasons:

         1. More "face" time with retailers. Often, distributors represent many product lines to the buyers of retail chains and the unique features of our games may not be presented as well as we can present them ourselves. We believe this would increase our sales revenue.

         2. Increased profitability. Without third party distributors involved we believe our profit margins will increase since we will distribute directly to the retailers, thus eliminating the higher prices we have to sell product to distributors for their subsequent resale.

         Enter international markets. In early 2004 we founded Conspiracy Entertainment Europe, Ltd., a United Kingdom corporation, and we own 51% of this entity. The other 49% of Conspiracy Entertainment Europe is owned by Michael Hayward. Conspiracy Entertainment Europe's operations are consolidated with our financial statements included at the end of this prospectus. Conspiracy Entertainment Europe has not generated any revenues to date. The primary goal of founding a European subsidiary was to obtain publishing license agreements with Sony for PS2 and PSP for European regions, which is in process, and to establish distribution channels for our products in Europe. We expect Conspiracy Entertainment Europe to enter into publishing license agreements by the end of the fiscal year ending December 31, 2005. Conspiracy Entertainment Europe will be our sole European presence and therefore it will require multiple distribution channels, for each European country we eventually choose to sell our product.The size of the European market is approximately 80% of the United States market, providing an incremental revenue growth opportunity for distribution of our interactive titles.

         Maintain hardware platform flexibility. We develop products for most hardware platforms that are currently available. In addition, if and when it is profitable to do so, we release popular game titles for use on multiple platforms. We work with hardware companies to coordinate the release of new titles with the launch of next generation hardware platforms for which those titles are designed. In coordinating the release of new titles, we work with hardware companies to obtain development tools required to program software which will operate on the new hardware platforms. In addition, we continually submit games for concept approval as well as various other milestone approvals to insure the final product is suitable and accepted by the hardware company when completed and ready for manufacturing.

Our Product Development Strategy

         We have secured orders to pre-sell a number of our interactive entertainment titles. We plan to use the following product development strategy to develop consistent quality titles for future release:

         Develop new titles for 2005/2006. Over the next several years, we plan to transition from licensing and subcontracting the development of our products to internal development. Because of the 24-36 month development cycle for new titles, our products for 2005/2006 will be developed through our existing license agreements.

         Increasingly create Conspiracy Entertainment-generated titles. We expect that within the next several years approximately 50% of our released titles will come from in-house generated concepts and ideas, versus licensing and subcontracting our development. We believe that increased intellectual property content enhances the value of our business and will permit greater control and improved profit margins. With internal development, we are able to immediately understand the status of projects and we are able to control the work done and make changes and improvements quickly. Sometimes when hiring subcontractors there is a disconnect with regard to vision of the product. In addition, egos are often involved. The costs of internal development are considerable, as first Executive Producers, Producers, Product Managers,

Artists,  Designers and Programmers would need to be hired.  Continual  training would be necessary to keep everyone up to date with the latest technology. Additional hardware and office space would also be needed to maintain the development `team.' We plan to focus on developing titles that target specific segments of the interactive entertainment industry. We identify popular properties that we believe have the potential to become successful titles, evaluate the demographic segment that the titles are most likely to appeal to and begin the development process. In this way, we believe we are able to develop titles with brand name recognition that appeal to targeted segments of the interactive entertainment software market.

Competition

         The interactive entertainment software industry is intensely competitive and is characterized by the frequent introduction of new hardware platforms and titles. We are a small publisher that represents less than 1% of the video game publishing market. Our competitors vary in size from small companies to large corporations, including the manufacturers of the hardware platforms. We must obtain a license from and compete with hardware platform manufacturers in order to develop and sell titles for their respective platforms. Each hardware platform manufacturer is the largest publisher and seller of software products for its own hardware platforms. As a result of their commanding market positions, these manufacturers generally have better bargaining positions with respect to retail pricing, shelf space and purchases than do any of their licensees.

         In addition to the hardware platform manufacturers, we compete with other interactive entertainment software companies. Significant competitors include Acclaim Entertainment, Inc., Activision, Inc., Bandai America Incorporated, Capcom USA, Inc., Eidos PLC, Electronic Arts Inc., Infogrames, Inc., Interplay Entertainment Corp., Konami Corporation of America, Inc., Midway Games Inc., Namco Ltd., Sega Enterprises, Inc. (USA), Take-Two Interactive Software, Inc., THQ, Inc., BAM Entertainment, Ubi Soft Entertainment, Vivendi Universal S.A. and The 3DO Company. Many of these competitors are large corporations that have significantly greater financial, marketing, personnel and product development resources than us. Due to these greater resources, certain of these competitors are able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies, pay higher fees to licensors of desirable motion picture, television, sports and character properties and pay more to third-party software developers than we can.

         We believe that we are able to successfully compete with regard to the principal factors of the interactive entertainment software industry, including product features, brand name recognition, rights to properties, access to distribution channels, product quality and ease of use, price, marketing support, independent product reviews and quality of customer service. However, any significant increase in the development, marketing and sales efforts of our competitors could harm our business. With respect to product features, any game released must meet the specific guidelines set forth by the first party hardware manufacturers. To date we have released products on almost every hardware platform available. With respect to brand name recognition, our product line has been established as a quality budget product line by SVG Distribution who specifically requested we package certain budget titles with distinctive artwork designating the products as a "Premium Value Product," or "PVP." With respect to rights to properties, we have outbid and earned the licensing rights to many licenses including, but not limited to, Tiny Toons, Animaniacs, and The Jeff Corwin Experience. With respect to access to distribution channels, we have sold products to some major industry distributors including, but not limited to, SVG Distribution, Jack of All Games, Vivendi/Universal, and Encore. With respect to product quality, we have received first party approval for all games released and we have won awards at the annual E3 Trade Show including, but not limited to, Best Action Game (Enclave), Best Xbox Game (Enclave) and Best Technology (Stretch Panic). Our games are all accompanied by complete detailed operating manuals consistent with those of our competitors, which makes the games easy to use. Although the majority of our games are budget priced, occasionally we retail at full market price, but we always maintain flexibility to reduce the price quickly if warranted by consumer demand. As to marketing support, we have advertised our games in all of the major trade magazines, attended the annual E3 Trade Show and we participate with retailers' promotional campaigns. We have received many excellent game reviews in all of the top trade magazines as well as some non conventional magazines such as Maxim. For customer service, instead of hiring an outside company, we have selected to work with our distributors and our internal staff who know the product best, to address customer service matters.

Employees

         As of September 13, 2005, we had three full time employees. We intend to hire additional employees as needed. We retain independent contractors from time to time to provide various services, primarily in connection with our software development and sales activities. None of our employees are covered by a collective bargaining agreement. We consider our relations with our employees to be good.

                             DESCRIPTION OF PROPERTY

         We maintain an office located at 612 Santa Monica Blvd., Santa Monica, California. We occupy approximately 1,900 square feet of office space at this location under a lease that expires in April 2006. Our current rent under the lease is $4,038 per month.

                                LEGAL PROCEEDINGS

         Except as discussed below, we are not currently a party to, nor is any of our property currently the subject of, any pending legal proceeding. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

         On July 22, 2003, we filed a lawsuit in the Superior Court of California, County of Los Angeles, against Bravado International Group, Inc. and Cousins Entertainment, Inc. seeking damages in an amount of not less than $5,000,000 in connection with the breach of a contract for the development and exploitation of a computer game. The complaint states causes of action based on fraud and deceit, conspiracy to defraud, breach of contract, and breach of the covenant of good faith and fair dealing. On December 24, 2003, we filed an amended complaint alleging the above claims and adding claims based on tortuous interference with contractual relations and tortuous interference with prospective economic advantage against Cousins Entertainment, Inc. The conspiracy to defraud and tortuous interference with prospective economic advantage claims were against Cousins Entertainment were dismissed. We are proceeding against Bravado International Group based on claims for fraud and deceit, conspiracy to defraud, breach of contract and breach of the covenant of good faith and fair dealing, and against Cousins Entertainment on the claim for tortuous interference with contractual relations, reserving our right to re-allege the conspiracy to defraud claim against Cousins Entertainment should subsequent discovery indicate the viability of such claim. On September 16, 2003, Bravado International Group filed its answer with a cross-complaint alleging breach of contract against us and seeking damages of $50,000 plus interest, attorney's fees and costs. On April 9, 2004, Cousins Entertainment filed its answer with a cross-complaint alleging unauthorized use of name, image and likeness under California Civil Code section 3344 and common law misappropriation of the right of publicity against us and seeking damages in excess of $10,000,000, disgorgement of profits, proceeds or other consideration received by us, punitive damages, attorney's fees and costs. On July 6, 2005, we entered into a settlement agreement and mutual release with Bravado pursuant to which both parties, while not admitting any liability or admitting the validity of any claim, agreed to cause the dismissal of the action in its entirety without prejudice. On July 13, 2005,we entered into a settlement agreement and mutual release with Cousins pursuant to which both parties, while not admitting any liability or admitting the validity of any claim, agreed to cause the dismissal of the action in its entirety without prejudice. On July 15, 2005 the lawsuits involving Bravado and Cousins were dismissed.

         On September 28, 2004 we received a cease and desist email notification from SEGA US who is apparently the new publisher of game titles under our July 7, 2003 software licensing agreement with Constant Entertainment LLP - SEGA
Limited. The agreement with Constant Entertainment LLP provides for multiple titles to be released individually. With the full knowledge and instructions of SEGA, we presented a project to release titles as a 10-in-1 package. Constant Entertainment received a termination letter from 3D AGES/SEGA for the US publishing rights to the titles under our agreement due to the proposal to release titles as a 10-in-1 package, rather than individually. On June 28, 2005, we entered into a settlement agreement and mutual release with Sega Corporation (successor-in-interest to 3D Ages), Sega of America and Constant Entertainment, pursuant to which we received $112,500 in August 2005.

         We withhold 10% of all foreign sales intended to be remitted to the Internal Revenue Service. As of December 31, 2004 and 2003 the Company withheld $136,080 and $117,400, respectively. As of June 30, 2005, we had not remitted any of the 2001 through 2004 withholdings to the IRS which is most likely subject to penalties and interest. To date, we have not been audited or invoiced by the Internal Revenue Service. There are currently no arrangements in place for payment of these withholdings. The amount due at March 31, 2005 is included in accounts payable and accrued expenses in the balance sheet.

                                   MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

    --------------------------------------- --------------------------------- ----------------------------------------------
                     Name                                 Age                                   Position
    --------------------------------------- --------------------------------- ----------------------------------------------
    Sirus Ahmadi                                           34                 Chief Executive Officer and Director
    --------------------------------------- --------------------------------- ----------------------------------------------
    Keith Tanaka                                           41                 Chief Financial Officer, Principal
                                                                              Accounting Officer, Secretary and Director
    --------------------------------------- --------------------------------- ----------------------------------------------

         Sirus Ahmadi, Chief Executive Officer and Director. Mr. Ahmadi has been our Chief Executive Officer and a Director since August 2003. Prior to joining us, Mr. Ahmadi was the President and Chief Executive Officer of Conspiracy Entertainment Corporation since 1997. Mr. Ahmadi is currently a member of the Board of Directors of Giant Mobile Corporation, a wireless gaming company.

         Keith Tanaka, Chief Financial Officer, Principal Accounting Officer, Secretary and Director. Mr. Tanaka has been our Chief Financial Officer, Principal Accounting Officer, Secretary and a Director since August 2003. Prior to joining us, Mr. Tanaka was the Controller and Chief Financial Officer of Conspiracy Entertainment Corporation since 2000. Before joining Conspiracy
Entertainment Corporation, he was an independent consultant for Conspiracy Entertainment Corporation since 1997. As a consultant for Conspiracy Entertainment Corporation, Mr. Tanaka's roles consisted of providing advice and direction and operations support in the areas of accounting, computer hardware and opertaions. Mr. Tanaka is currently a member of the Board of Directors of Giant Mobile Corporation, a wireless gaming company.

         All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We do not compensate our directors. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

         No director, Officer, affiliate or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Audit Committee

         We do not have a separately designated standing audit committee, or a committee performing similar functions. We also do not have an audit committee financial expert, as that term is defined in Item 401 of Regulation S-B.

                             EXECUTIVE COMPENSATION

         The  following  table  sets  forth  information  concerning  the  total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers with annual compensation exceeding $100,000 during the fiscal years ending December 31, 2003, 2002 and 2001.

                                                                                            Long-Term
                                                                                           Compensation
                                                                            ------------------------------ ------------
                                              Annual Compensation                      Awards                Payouts
                                      ------------------------------------- ------------------------------ ------------
                                                                                              Securities
                                                                  Other                         Under-                     All
                                                                 Annual        Restricted       lying                     Other
        Name and                                                 Compen-     Stock Award(s)    Options/       LTIP       Compen-
   Principal Position        Year      Salary ($)   Bonus ($)  sation ($)         ($)          SARs (#)    Payouts ($)  sation ($)
-------------------------- ---------- ------------- ---------- ------------ ----------------- ------------ ------------ -----------
Sirus Ahmadi              2004 (1)     $324,000      ---         ---             ---            ---          ---          ---

                          2003 (1)     $324,000      ---         ---             ---            ---          ---          ---
                          2002 (1)     $324,000      ---         ---             ---            ---          ---          ---
Keith Tanaka
                          2004 (2)     $134,000      ---         ---             ---            ---          ---          ---
                          2003 (2)     $134,400      ---         ---             ---            ---          ---          ---
                          2002 (2)     $134,400      ---         ---             ---            ---          ---          ---

         1. During the fiscal years ended December 31, 2004, 2003 and 2002, $319,000, $74,672 and $204,000, respectively, of Mr.
                  Ahmadi's  salary was  deferred.  During the fiscal  year ended
                  December 31, 2004, $362,794 of Mr. Ahmadi's deferred compensation was forgiven.

         2. During the fiscal years ended December 31, 2004, 2003 and 2002, $26,900, $27,258 and $74,400, respectively, of Mr.
                  Tanaka's  salary was  deferred.  During the fiscal  year ended
                  December 31, 2004, $51,206 of Mr. Tanaka's deferred compensation was forgiven.

Executive Employment Agreements

         On January 1, 2002, we entered into three-year employment agreements with Sirus Ahmadi, our Chief Executive Officer, and Keith Tanaka, our Chief Financial Officer, providing for annual salaries of $324,000, plus benefits, and $134,400, plus benefits, respectively. In addition, per the agreements, each employee is entitled to a corporate vehicle monthly allowance of $800 and $500, respectively. Mr. Tanaka is also entitled to 10% of our total issued and outstanding common shares as of the date of the agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 2004, we entered into an agreement with Giant Mobile Corporation, a wireless content provider, to perform consulting services. We provided consultant services with regard to establishment of business, introduction to developers and entertainment license agents, assisted with the initial accounting and computer network establishment and Keith Tanaka, our Chief Financial Officer, Principal Accounting Officer, Secretary and a director, and Sirus Ahmadi, our Chief Executive Officer and a director, were appointed non-paid board positions with the company. Messrs. Tanaka and Ahmadi currently remain directors of Giant Mobile Corporation. By performing these services, we earned $50,000 in consulting revenues as well as the opportunity to gain knowledge in the mobile gaming industry.

         On _June 15, 2002, we entered into a development agreement with one of our shareholders, ELO Interactive, for the development of Marble Master (PS
One). The owner of ELO Interactive owned 11.43% of our common stock on June 15, 2002, while we were a private company. As of March 31, 2005, the owner of ELO Interactive owned 6.73% of our common stock. The development agreement terminated pursuant to its terms on December 31, 2002 after Marble Master was approved for manufacturing. As of March 31, 2005, we had $3,501 of accounts payable due to ELO Interactive pursuant to the development agreement, which is included in "Accounts Payable - Related Party" in the accompanying balance sheets.

         While we were a private company, one of our directors, Thomas Brockhage partially developed certain earlier games for us which were never completed including Sky Surfer (PS2), Hidden Invasion (PS2), Viva Rock Vegas (PS2). Mr. Brokhage also completed development of games including Logical (Gameboy Color published by Classified Games), Puzzled (Gameboy Color) and Land Before Time (Gameboy Color in conjunction with Full Fat Developers). As of December 31, 2003, we owed $262,801 to Mr. Brockhage. The outstanding debt was forgiven by Mr. Brockhage on August 23, 2004.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of our common stock as of September 13, 2005. The information in this table provides the ownership information for:

         o each person known by us to be the beneficial owner of more than 5% of our common stock;

         o        each of our directors;

         o        each of our executive officers; and

         o        our executive officers and directors as a group.


         Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

                                                                            Percentage of           Percentage of
                                                   Common Stock             Common Stock            Common Stock
     Name of Beneficial Owner (1)             Beneficially Owned (2)     Before Offering (2)     After Offering (3)
     --------------------------------------- ------------------------- ------------------------ ----------------------
     Sirus Ahmadi                                    14,779,131                 39.1%                    14.8%
     Keith Tanaka                                     2,155,290                  5.7%                     2.2%
     Volker Eloesser                                  2,463,189                  6.5%                     2.5%
     --------------------------------------- ------------------------- ------------------------ ----------------------
     Jonathan Jevons                                  2,155,299                  5.7%                     2.2%
     --------------------------------------- ------------------------- ------------------------ ----------------------
     All Directors and Executive Officers
     as a Group (2 persons)                          16,934,421                 44.8%                    17.0%
     --------------------------------------- ------------------------- ------------------------ ----------------------

         (1) The address of the listed beneficial owners is c/o Conspiracy Entertainment Holdings, Inc., 612 Santa Monica Blvd., Santa Monica, California 90401

         (2) Applicable percentage ownership is based on 37,785,509 shares of common stock outstanding as ofSeptember 13, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of September 13, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 13, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

         (3)      Based on 99,635,509 shares of common stock outstanding.

                            DESCRIPTION OF SECURITIES

         The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Dividend Policy

         We have not previously declared or paid any dividends on our common stock and we do not anticipate declaring any dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

         Our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by our Board of Directors after considering the conditions then existing, including the our earnings, financial condition, capital requirements, and other factors.

Capital Structure

         Our authorized capital consists of 140,000,000 shares of common stock, par value $.001 per share, and no shares of preferred stock. Of our authorized common stock, we are authorized to issue up to 40,000,000 shares of Class B Common Stock. As of September 13, 2005, we had 37,785,509 shares of common stock outstanding. Stockholders: (i) have general ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets of the Company available for distribution to stockholders upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of the directors of the Company if they choose to do so.

Consulting Agreements

         On August 24, 2004, we entered into a consulting agreement with Moshe Hartstein. Under the consulting agreement, we paid Mr. Hartstein $55,250 cash and agreed to issue Mr. Hartstein 500,000 shares of our common stock and Mr. Hartstein agreed to provide us advisory and consulting services relating to financial matters and sales and marketing as reasonably requested by us. The term of the consulting agreement is from August 24, 2004 through November 31, 2004. The shares under the consulting agreement were issued in the name of Marina Ventures, an entity owned by Mr. Hartstein. We are registering in this prospectus the 500,000 shares of common stock that we issued to Marina Ventures.

         On August 26, 2004, we entered into a consulting agreement with Sol Financial, Inc. Under this agreement, we paid Sol Financial $15,000 cash and issued Sol Financial 100,000 shares of our common stock and Sol Financial agreed to provide us advisory and consulting services relating to financial matters and sales and marketing as reasonably requested by us. The term of this agreement is from August 26, 2004 through October 31, 2004. We are registering in this prospectus the 100,000 shares of common stock that we issued to Sol Financial, Inc.

         On September 28, 2004, we entered into a consulting agreement with Scott Mac Caughern. Under this agreement, we issued Mr. Mac Caughern: (1) a common stock purchase warrant to purchase up to 625,000 shares of our common stock, exercisable until August 31, 2009 at a price of $0.20 per share; and (2) a common stock purchase warrant to purchase up to 625,000 shares of our common stock, exercisable until August 31, 2009 at a price of $0.40 per share. Such warrants are exercisable on a cashless basis unless the share of common stock underlying the warrants have been registered pursuant to an effective registration statement under the Securities Act of 1933. We are registering in this prospectus up to 1,250,000 shares of common stock issuable upon exercise of these warrants.

August 31, 2004 Financing and October 6, 2004 Financing

         On August 31, 2004, we sold an aggregate of $1,050,000 principal amount of 5% Secured Convertible Debentures, 21,000,000 Class 2004-A Common Stock Purchase Warrants, and 21,000,000 Class 2004-B Common Stock Purchase Warrants, to four institutional investors. On October 6, 2004, we issued an additional $50,000 principal amount of 5% Secured Convertible Debentures, 1,000,000 Class 2004-A Common Stock Purchase Warrants and 1,000,000 Class 2004-B Common Stock Purchase Warrants to one institutional investor. We received gross proceeds totaling $1,100,000 from the sale of the Secured Convertible Debentures and the Class 2004-A and Class 2004-B Common Stock Purchase Warrants in the foregoing transactions. The purchasers of the Debentures and Warrants were as follows:

                           Principal        Class             Class B
                           Amount of        2004-A            2004-B
Investor                   Debentures       Warrants          Warrants
--------                   ----------       --------          --------
Alpha Capital AG           $500,000         10,000,000       10,000,000
Stonestreet Limited
  Partnership              $350,000          7,000,000        7,000,000
Whalehaven Fund Limited    $100,000          2,000,000        2,000,000
Whalehaven Capital LP      $100,000          2,000,000        2,000,000
Whalehaven Capital Fund
  Limited                  $ 50,000          1,000,000        1,000,000

         Principal and accrued interest on each of the Debentures is due and payable on August 30, 2006. Interest is payable on the earlier of a conversion of the Debentures (as described below) or on the maturity date. At our election accrued interest on the Debentures may be paid by us in shares of common stock at the conversion price then in effect; provided, however, that we may only make this election if the registration statement covering the resale of such shares is then effective. The conversion ratio is the lesser of $0.05 per share or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date, subject to adjustment for subsequent lower price issuances by us, as well as customary adjustment provisions for stock splits, combinations, dividends and the like. We are registering under this prospectus 22,000,000 shares of common stock issuable upon conversion of the Debentures, 2,200,000 shares issuable upon conversion of the convertible debentures with respect to interest accrued thereon through the maturity date thereof on the second anniversary of their issuance, and 5,800,000 shares of common stock representing our current good faith estimate of additional shares issuable to the holders of the Debentures as liquidated damages through the projected effective date of this registration statement, as contemplated by certain provisions of the Registration Rights Agreement. Payment of all amounts due pursuant to the Debentures, as well as our other obligations to these selling stockholders, is secured by a lien on all of our assets.

         Each Class 2004-A Warrant is currently exercisable at a price of $0.20 per share and is exercisable until expiration on August 31, 2009. Each Class 2004-B Warrant is currently exercisable at a price of $0.05 per share and, based on an amendment to Class 2004-B Warrant terms entered into in connection with the February 9, 2005 financing discussed below, is exercisable until expiration 18 months after the date on which the resale of the shares of common stock issuable upon exercise of the Class 2004-B Warrants are registered under the Securities Act of 1933 (subject to extension under certain circumstances). The exercise price of each of the Warrants is subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustment provisions for stock splits, combinations, dividends and the like. We are registering under this prospectus 8,000,000 shares of common stock issuable upon exercise of 8,000,000 of the total of 22,000,000 Class 2004-A Warrants and 22,000,000 shares of common stock issuable upon exercise of the Class 2004-B Warrants.

         The Debentures and the Warrants were issued in a private placement transaction pursuant to Section 4(2) under the Securities Act of 1933. Pursuant to the terms of a registration rights agreement, we agreed to include the shares of common stock issuable upon conversion of the Debentures and upon exercise of the Warrants in a registration statement under the Securities Act of 1933 to be filed no later than October 15, 2004 and to use our best efforts to cause such registration statement to be declared effective no later than November 29, 2004. These deadlines have not been met. Accordingly, we will be required to issue additional shares of common stock and/or pay cash liquidated damages to the investors under the terms of the registration rights agreement.

February 9, 2005 Financing

         On February 9, 2005, we completed the sale of an aggregate of $650,000 principal amount of 5% Secured Convertible Debentures, 13,000,000 Class 2005-A

Common Stock Purchase Warrants, and 13,000,000 Class 2005-B Common Stock Purchase Warrants, to three accredited institutional investors. We received gross proceeds totaling $650,000 from the sale of the Secured Convertible Debentures and the Class 2005-A and Class 2005-B Common Stock Purchase Warrants in the foregoing transactions. The purchasers of the Debentures and Warrants were as follows:

                           Principal
                           Amount of          Class A           Class B
Investor                   Debentures         Warrants          Warrants
--------                   ----------         --------          --------
Alpha Capital AG           $250,000          5,000,000        5,000,000
Stonestreet Limited
  Partnership              $150,000          3,000,000        3,000,000
Whalehaven Capital Fund
  Limited                  $250,000          5,000,000        5,000,000

         Interest is payable on the earlier of a conversion of the Secured Convertible Debentures (as described below) or on the maturity date of February 9, 2007. At our election, accrued interest on the Secured Convertible Debentures may be paid by us in shares of common stock at the conversion price then in effect; provided, however, that we may only make this election if the registration statement covering the resale of such shares is then effective. The conversion price is the lower of $0.05 per share or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date, subject to adjustment for subsequent lower price issuances, as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Payment of all amounts due pursuant to the Secured Convertible Debentures, as well as our other obligations to the investors, is secured by a lien on all of our assets.

         Each Class 2005-A Warrant is currently exercisable at a price of $0.20 per share and is exercisable until expiration on February 28, 2010. Each Class 2005-B Warrant is currently exercisable at a price of $0.05 per share until expiration 18 months after the date on which the resale of the shares of common stock issuable upon exercise of the Class 2005-B Warrants are registered under the Securities Act of 1933 (subject to extension under certain circumstances). The exercise price of each of the Warrants is subject to adjustment for subsequent lower price issuances, as well as customary adjustment provisions for stock splits, combinations, dividends and the like.

         The Secured Convertible Debentures and the Warrants were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933. Pursuant to the terms of a registration rights agreement, we agreed to include the shares of common stock issuable upon conversion of the Secured Convertible Debentures and upon exercise of the Warrants in a registration statement under the Securities Act of 1933 to be filed not later than 30 days after the effective date of the registration statement, as amended, originally filed by us on November 24, 2004 (the "Required Filing Date") and to use our best efforts to cause such registration statement to be declared effective no later than 60 days after the Required Filing Date. In the event we do not meet these deadlines, we may be required to issue additional shares of common stock to the investors under the terms of the registration rights agreement.

         Palladium Capital Advisors, LLC acted as placement agent in connection with the sale of Debentures, Class 2005-A Common Stock Purchase Warrants and Class 2005-B Common Stock Purchase Warrants. In consideration for its services, we (i) paid Palladium Capital Advisors, LLC a cash amount equal to 5.5% of the total purchase price of the Debentures and Warrants; (ii) issued Palladium Capital Advisors, LLC or its designees 300,000 shares of common stock with piggy-back registration rights; and (iii) agreed to pay Palladium Capital Advisors, LLC a cash fee equal to 10% of the cash exercise price of any Warrants that are exercised for cash.

         In connection with the February 9, 2005 financing, we agreed to extend the expiration date of the 2004-B Common Stock Purchase Warrants to a date which is 18 months after the effective date of the registration statement covering the resale of those warrant shares.

August 5, 2005 Financing and Amendments to Secured Convertible Debentures

         On August 5, 2005 and August 8, 2005, two accredited investors loaned us an aggregate of $223,600 in gross proceeds in exchange for two notes payable. The notes bear no interest and are due February 1, 2006. Under the terms of the loans, we agreed to share 50% of the profit earned from the development, production and commercialization of the videogame originally released under the name `Kollon' in Japan by Cyberfront Corporation on the Sony PSP platform.

         In connection with the August 5, 2005 and August 8, 2005 loans, we entered into an agreement amending the terms of our August 31, 2004, October 6, 2004 and February 9, 2005 financings. In connection with the loans, we re-affirmed all representations and warranties made in the contained in the August 31, 2004, October 6, 2004 and February 9, 2005 financings and all covenants and conditions from such financings were adopted and renewed. In addition, the $223,600 principal amount notes payable were added to the Security Interest Agreements executed in connection with the August 31, 2004, October 6, 2004 and February 9, 2005 financings. Further, the conversion price of the debentures issued in connection with the August 31, 2004, October 6, 2004 and February 9, 2005 financings was amended from $0.05 per share to be the lesser of $0.05 or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Bylaws require that we indemnify and hold harmless our officers and directors for any obligations arising out of any acts or conduct performed on our behalf. Specifically, our Bylaws provide that we shall and do hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a director or officer, or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; including power to defend such person from all suits as provided for under the provisions of the Utah Revised Business Corporation Act; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct.

         The indemnification provision of our Bylaws do not exclude any other right to which our officers or directors may lawfully be entitled and it does not restrict our right to indemnify or reimburse such persons in a proper case, even though not specifically provided for in the Bylaws. Further, our Bylaws provide that our directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing to do so in reliance on the advice of counsel. These indemnification rights are exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                   CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

Conspiracy Entertainment Holdings' Change in Accountants from HJ & Associates, LLC to Chisholm and Associates

         On July 22, 2003, our Board of Directors dismissed HJ & Associates, LLC and engaged Chisholm and Associates (n/k/a Chisholm, Bierwolf & Nilson, LLC) as our independent accountants for the fiscal year ended June 30, 2003. The decision to change accountants was approved by our Board of Directors. During the most recent fiscal year and any subsequent interim period prior to engaging Chisholm and Associates, we did not consult with Chisholm and Associates regarding either (i) the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

         Chisholm and Associates reviewed the disclosure required by Item 304(a) before it was filed with the Commission and has been provided an opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of the expression of our views, or the respects in which it does not agree with the statements made by us in response to Item 304(a).

         HJ & Associates' auditor's reports on the financial statements for either of the past two years contained no adverse opinion or disclaimer of opinion, nor were modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and later interim period through the termination of the client-auditor relationship, there were no disagreements of the type described under Item 304(a)(1)(iv)(A) of Regulation S-B.

Conspiracy Entertainment Corporation's Change in Accountants from Singer, Lewak, Greenbaum & Goldstein LLP to Chisholm and Associates

         On July 22, 2003, Conspiracy Entertainment Corporation engaged Chisholm and Associates to serve as its independent accountants for the fiscal year ended December 31, 2003. On November 13, 2003, Conspiracy Entertainment Corporation dismissed Singer, Lewak, Greenbaum & Goldstein LLP as its independent accountants. The decision to change accountants was approved by Conspiracy Entertainment Corporation's Board of Directors.

         During the two fiscal years ended December 31, 2002 and 2001, and through November 13, 2003, (i) there were no disagreements between Conspiracy Entertainment Corporation and Singer, Lewak, Greenbaum & Goldstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Singer, Lewak, Greenbaum & Goldstein would have caused Singer, Lewak, Greenbaum & Goldstein to make reference to the matter in its reports on Conspiracy Entertainment Corporation's financial statements, and (ii) Singer, Lewak, Greenbaum & Goldstein's reports on Conspiracy Entertainment Corporation's financial statements did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2002 and 2001 and through November 13, 2003, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

         During the two fiscal years ended December 31, 2002 and 2001 and through July 22, 2003, Conspiracy Entertainment Corporation did not consult with Chisholm and Associates regarding either:

     1. The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Conspiracy Entertainment Corporation's financial statements, and neither a written report was provided to Chisholm and Associates nor oral advice was provided that Chisholm and Associates concluded was an important factor considered by Conspiracy Entertainment Corporation in reaching a decision as to the accounting, auditing or financial reporting issue; or

     2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

         Our financial statements at December 31, 2004 and 2003 appearing in this prospectus and registration statement have been audited by Chisholm, Bierwolf & Nilson, LLC, independent registered public accounting firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Conspiracy Entertainment Holdings, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected by public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                     CONSPIRACY ENTERTAINMENT HOLDINGS, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
                  PERIODS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)

                  Consolidated Balance Sheets                              F-2
                  Consolidated Statements of Operations                    F-4
                  Consolidated Statements of Cash Flows                    F-5
                  Notes to Unaudited Consolidated Financial Statements     F-7

                  YEARS ENDED DECEMBER 31, 2004 AND 2003 (AUDITED)

                  Independent Registered Public Accountant's Report        F-15
                  Consolidated Balance Sheets                              F-16
                  Consolidated Statement of Operations                     F-17
                  Consolidated Statements of Other Comprehensive Income F-18 Consolidated Statements of Stockholders' Deficit and
                           Other Comprehensive Income                      F-19
                  Consolidated Statement of Cash Flows                     F-20
                  Notes to Consolidated Financial Statements               F-22

                     Conspiracy Entertainment Holdings, Inc.
                           Consolidated Balance Sheets

                                     ASSETS

                                                        June 30,    December 31,
                                                          2005          2004
                                                       ----------    ----------
                                                      (Unaudited)
Current Assets:
   Cash                                                $    8,325    $  165,762
   Accounts Receivable, net of allowance
      for doubtful accounts of zero in 2004 and 2005       66,971       167,262
                                                       ----------    ----------

      Total Current Assets                                 75,295       333,024

   Property and Equipment, Net                             26,515        25,951

Other Assets:
   Capitalized Development Costs and Licenses, Net        702,771       400,346
   Deposits                                                 8,025         8,025
                                                       ----------    ----------

      Total Other Assets                                  710,796       408,371
                                                       ----------    ----------

      Total Assets                                     $  812,607    $  767,346
                                                       ----------    ----------

                                   (Continued)

The accompanying notes are an integral part of these consolidated financial statements.

                     Conspiracy Entertainment Holdings, Inc.
                           Consolidated Balance Sheets

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                       June 30,     December 31,
                                                         2005           2004
                                                     -----------    -----------
                                                     (Unaudited)
Current Liabilities:
  Accounts Payable                                   $   768,527    $   812,762
  Accounts Payable - Related Party                         3,501          3,501
  Accrued Expenses                                        57,966         18,739
  Payroll Taxes Payable                                  374,524        312,376
  Deferred Compensation                                  252,736        236,136
  Deferred Revenue                                        80,468        365,197
  Lease Obligations - Current                              2,966          9,406
  Notes Payable                                          210,128        210,128
                                                     -----------    -----------

    Total Current Liabilities                          1,750,815      1,968,244

Long-Term Liabilities:
  Convertible Notes Payable, net of discount
    of zero in 2005 and $140,000 in 2004               1,750,000      1,100,000
                                                     -----------    -----------

    Total Long-Term Liabilities                        1,750,000      1,100,000
                                                     -----------    -----------

    Total Liabilities                                  3,500,815      3,068,244
                                                     -----------    -----------

Stockholders' Equity:
  Common Stock, 100,000,000 Shares Authorized,
    $.001 Par Value, 37,785,509 Shares
    Issued and Outstanding                                37,786         37,486
  Additional Paid in Capital                           6,067,339      5,393,639
  Other Comprehensive Income                             (44,890)       (44,890)
  Minority Interest                                      (29,400)       (29,400)
  Accumulated Deficit                                 (8,719,043)    (7,657,733)
                                                     -----------    -----------

Total Stockholders' Equity                            (2,688,208)    (2,300,898)
                                                     -----------    -----------

 Total Liabilities and Stockholders' Equity          $   812,607    $   767,346
                                                     ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                     Conspiracy Entertainment Holdings, Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                   For the Three Months Ended      For the Six Months Ended
                                                            June 30,                       June 30,
                                                  ----------------------------    ----------------------------
                                                       2005            2004           2005             2004
                                                  ------------    ------------    ------------    ------------
Revenues                                          $    410,555    $    338,237    $    562,363    $    760,589

Cost of Sales                                          147,164         317,805         281,637         615,586
                                                  ------------    ------------    ------------    ------------

Gross Profit (Loss)                                    263,391          20,432         280,726         145,003
                                                  ------------    ------------    ------------    ------------

Operating Expenses:
  Depreciation Expense                                   8,560           7,881          15,131          16,261
  Professional Fees                                     14,550          96,954         218,250         141,954
  Salaries & Wages                                     132,129         158,059         264,531         324,293
  General & Administrative                              73,211          61,284         154,369         158,182
                                                  ------------    ------------    ------------    ------------

    Total Operating Expenses                           228,450         324,178         652,281         640,690
                                                  ------------    ------------    ------------    ------------

Net Operating Income (Loss)                             34,940        (303,746)       (371,556)       (495,687)
                                                  ------------    ------------    ------------    ------------

Other Income(Expense)
  Interest Expense                                    (161,551)           (341)       (179,753)        (36,402)

  Forgiveness of Debt                                       --       2,438,188              --       2,438,188

  Financing Costs                                           --              --        (510,000)             --

  Miscellaneous Income                                      --              --              --          50,000
                                                  ------------    ------------    ------------    ------------

    Total Other Income(Expense)                       (161,551)      2,437,847        (689,753)      2,451,786
                                                  ------------    ------------    ------------    ------------

Income (Loss) Before Income Taxes                     (126,611)      2,134,101      (1,061,309)      1,956,099

Income Tax Expense                                          --              --              --              --
                                                  ------------    ------------    ------------    ------------

Net Income (Loss)                                 $   (126,611)   $  2,134,101    $ (1,061,309)   $  1,956,099
                                                  ============    ============    ============    ============

Net Income (Loss) Per Share - Basic and Diluted   $      (0.00)   $       0.06    $      (0.03)   $       0.06
                                                  ============    ============    ============    ============

 Weighted Average Shares Outstanding:
   Basic and Diluted                                37,485,509      33,212,157      37,636,338      31,882,298
                                                  ============    ============    ============    ============

The accompanying notes are an integral part of these consolidated financial statements.

                     Conspiracy Entertainment Holdings, Inc.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                      For the Six Months Ended
                                                               June 30,
                                                     --------------------------
                                                         2005          2004
                                                     -----------    -----------
Cash Flows from Operating Activities:
  Net Income(Loss)                                   $(1,061,309)   $ 1,956,099
  Adjustments to Reconcile Net Loss to Net Cash
    Used in Operations:
     Depreciation & Amortization                          15,131         16,261
     Discount on Convertible Notes Payable               650,000             --
     Services Paid with Common Stock                      24,000             --
  Change in Operating Assets and Liabilities:
     Accounts Receivable                                 100,291        (53,282)
     Prepaid Expenses                                         --         11,559
     Accounts Payable and Accrued Expenses                57,139     (2,368,555)
     Deferred Revenue                                   (284,729)        54,508
     Deferred Compensation                                16,600        123,244
                                                     -----------    -----------

  Net Cash Used in Operating Activities                 (482,877)      (260,166)

Cash Flows from Investing Activities:
  Payments for Development Costs and Licenses           (302,425)      (117,494)
  Purchases of Property and Equipment                    (15,696)            --
                                                     -----------    -----------

  Net Cash Used in Investing Activities                 (318,121)      (117,494)

Cash Flows from Financing Activities:
  Proceeds from Notes Payable                                 --        120,000
  Proceeds from Convertible Notes Payable                650,000         25,000
  Proceeds from Exercise of Stock Warrant                     --        210,000
  Proceeds from Issuance of Common Stock                      --        278,800
  Payments for Capital Leases                             (6,440)        (3,487)
  Principal Payments on Notes Payable                         --       (150,000)
                                                     -----------    -----------

  Net Cash Provided by Financing Activities              643,560        480,313
                                                     -----------    -----------

Increase (Decrease) in Cash                             (157,438)       102,653

                                   (Continued)

The accompanying notes are an integral part of these consolidated financial statements.

                     Conspiracy Entertainment Holdings, Inc.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

Cash and Cash Equivalents at Beginning of Period         165,762         44,329
                                                     -----------    -----------

Cash and Cash Equivalents at End of Period          $      8,324   $    146,982
                                                    ============   ============

Cash Paid For:
  Interest                                          $         --   $         --
                                                    ============   ============
  Income Taxes                                      $         --   $         --
                                                    ============   ============

Supplemental Cash Flow Data
Non-cash Investing and Financing Activities
  During the six months ended June 30, 2004, the Company issued 300,000 shares for consulting services valued at $24,000.

The accompanying notes are an integral part of these consolidated financial statements.

                     Conspiracy Entertainment Holdings, Inc.
       Notes to Unaudited Consolidated Financial Statements June 30, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles of the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles of the United States of America for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2004 audited consolidated financial statements and notes thereto for Conspiracy Entertainment Holdings, Inc. The results of operations for the periods ended June 30, 2005 and 2004 are not necessarily indicative of the operating results for the year ending December 31, 2005.

a. Organization

The financial statements presented are those of Conspiracy Entertainment Holdings, Inc., (formerly Lance Systems, Inc.) (the Company). The Company as incorporated under the laws of the state of Utah on July 29, 1982 as Strategic Recovery Corporation. On February 16, 1987, the Company merged with Lance, Inc., (a Utah Corporation), and changed its name to Lance Systems, Inc. The Company was organized for the purpose of acquiring investments. However, subsequent to the merge, the Company changed its purpose from acquiring investments to creating, developing and selling micro computer software.

On October 7, 2003, the Company effected a reorganization and acquisition agreement with Conspiracy Entertainment Corporation (CEC), organized in November 1997. The reorganization agreement provided for the issuance of 21,552,900 shares of common stock to the shareholder of CEC, for all outstanding shares of CEC. Pursuant to the acquisition, CEC became a wholly-owned subsidiary of the Company, and the name of the Company was changed to Conspiracy Entertainment Holdings, Inc. The reorganization was recorded as a reverse acquisition using the purchase method of business combination. In a reverse acquisition all accounting history becomes, that of the accounting acquirer, therefore all historical information prior to the acquisition is that of CEC. The shares issued to the shareholders of CEC have been stated retroactively, as though a 1,026 for 1 stock split occurred on January 1, 2003. The reverse merger adjustment is therefore all the shares held by the Lance shareholders prior to the acquisition.

In early 2004, the Company acquired a 51% interest in Conspiracy Entertainment Europe, LTD (CEE), a United Kingdom Corporation, to develop and distribute certain game titles in Europe. During 2004, the Company advanced $60,000 to this majority owned subsidiary to cover operating expenses. The financial statements of CEE are consolidated with the Company, with a minority interest adjustment. All intercompany balances and transactions have been eliminated in consolidation.

                     Conspiracy Entertainment Holdings, Inc.
       Notes to Unaudited Consolidated Financial Statements June 30, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

b. Accounting Method

The Company recognizes income and expense on the accrual basis of accounting. The Company has elected a December 31 year end.

c. Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

d. Receivables

The Company sells its products throughout the United States. The Company evaluates its accounts receivable on a regular basis for collectibility and provides for an allowance for potential credit losses as deemed necessary.

e. Assignment of Accounts Receivable

Regularly, the Company assigns its receivables to vendors with recourse and accounts for such assignments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Assigned accounts receivable are shown on the accounts receivable section of the balance sheet until collected by the beneficiary. Should the accounts receivable become uncollectible, the Company is ultimately responsible for paying the vendor and recording an allowance for potential credit losses as deemed necessary. The assigned accounts receivable are generally collected within 90 days; therefore, the balance shown approximates its fair value.

f. Capitalized Development Costs and Licenses

Capitalized development costs include payments made to independent software developers under development agreements, as well as direct costs incurred for internally developed products.

The Company accounts for software development costs in accordance with SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility of a product encompasses both technical design documentation and game design documentation.

                     Conspiracy Entertainment Holdings, Inc.
       Notes to Unaudited Consolidated Financial Statements June 30, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

f. Capitalized Development Costs and Licenses - continued

                          Capitalized Development Costs

For  products  where  proven  technology  exits,  this  may  occur  early in the development cycle. Technological feasibility is evaluated on a product-by-product basis. Prior to a product's release, the Company expenses, as part of cost of sales, when the Company believes such amounts are not recoverable. Amounts related to capitalized development costs that are not capitalized are charged immediately to cost of sales. The Company evaluated the future recoverability of capitalized amounts on a quarterly basis. The recoverability of capitalized development costs is evaluated based on the expected performance of the specific products for which the costs relate. The following criteria are used to evaluate expected product performance: historical performance of comparable products using comparable technology and orders of the product prior to its release.

Commencing upon product release, capitalized development costs are amortized to cost of sales - software royalties and amortization is based on the ratio of current revenues to total projected revenues, generally resulting in an amortization period of one year or less. For products that have been released in prior periods, the Company evaluates the future recoverability of capitalized amounts on a quarterly basis. The primary evaluation criterion is actual title performance. At June 30, 2005, the majority of the titles related to capitalized development costs and licenses have not been released. As such, approximately $24,000 of amortization expense has been included in cost of sales for the six months ended June 30, 2005.

                              Capitalized Licenses

Capitalized license costs represent license fees paid to intellectual property rights holders for use of their trademarks or copyrights in the development of the products. Depending on the agreement with the rights holder, the Company may obtain the rights to use acquired intellectual property in multiple products over multiple years, or alternatively, for a single product over a shorter period of time. Most license agreements include a "per unit" royalty obligation; however, royalties are offset against the prepaid license amount first and then accrued as sales continue.

The Company evaluates the future recoverability of capitalized licenses on a quarterly basis. The recoverability of capitalized license costs is evaluated based on the expected performance of the specific products in which the licensed trademark or copyright is to be used. Prior to the related product's release, the Company expenses, as part of cost of sales, licenses when the Company believes such amounts are not recoverable. Capitalized development costs for those products that are cancelled or abandoned are charged to cost of sales. The following criteria are used to evaluate expected product performance: historical performance of comparable products using comparable technology and orders for the product prior to its release.

                     Conspiracy Entertainment Holdings, Inc.
       Notes to Unaudited Consolidated Financial Statements June 30, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

f. Capitalized Development Costs and Licenses - continued

Commencing upon the related products release, capitalized license costs are amortized to cost of sales - licenses based on the number of units sold, multiplied by the "per unit" royalty amount. As license contracts may extend for multiple years, the amortization of capitalized intellectual property license costs relating to such contracts may extend beyond one year. For intellectual property included in products that have been released, the Company evaluates the future recoverability of capitalized amounts on a quarterly basis. The primary evaluation criterion is actual title performance. License agreements vary in length between two and five years. Royalty unit rates vary from $1.50 per unit to $5.00 per unit.

At June 30, 2005, the majority of the titles related to capitalized development costs and licenses have not been released. As such, approximately $24,000 of amortization expense has been included in cost of sales for the six months ended June 30, 2005.

g. Property and Equipment

Provision for depreciation of software and equipment is computed on the straight-line method for financial reporting purposes. Depreciation is based upon estimated useful lives as follows:

        Computer equipment                       5 Years
        Software and loan costs                  3 Years
        Office equipment                         6 Years
        Furniture and fixtures                   10 Years
        Leasehold improvements                   5 Years

Maintenance, repairs, and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred.

Depreciation charged to operations was $15,131 and $16,261 for June 30, 2005 and 2004, respectively.

In accordance with Financial Accounting Standards Board Statement No. 144, the Company records impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. At June 30, 2005 and 2004, no impairments were recognized.

                     Conspiracy Entertainment Holdings, Inc.
       Notes to Unaudited Consolidated Financial Statements June 30, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

h. Revenue Recognition

Revenue from video game distribution contracts, which provide for the receipt of non-refundable guaranteed advances, is recognized when the games are delivered to the distributor by the manufacturer under the completed contract method, provided the other conditions of sale as established by the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 101 (revised SAB No.
104), "Revenue Recognition," are satisfied:

i. Persuasive evidence of an arrangement exists.

ii. Delivery has occurred or services have been rendered.

iii. The seller's price to the buyer is fixed or determinable.

iv. Collectibility is reasonably assured

Until all of the conditions of the sale have been met, amounts received on such distribution contracts are recorded as deferred income. Although regularly the Company enters into the assignment of accounts receivable to vendors, the Company presents revenues on gross basis per Emerging Issues Task Force ("EITF") No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent," since the Company:

i. Acts as the principal in the transaction.

ii. Takes title to the products.

iii. Has risks and rewards of ownership, such as the risk of loss for collection, delivery, or returns.

iv. Does not act as an agent or broker.

At all times, the Company maintains control of the development process and is responsible for directing the vendor. Other than for payment, the customer does not communicate with the vendor.

The Company utilizes the completed contract method of revenue recognition as opposed to the percentage-of-completion method of revenue recognition for substantially all of its products since the majority of its products are completed within six to eight months. The Company completes the products in a short period of time since the Company obtains video games that are partially complete or obtains foreign language video games published by foreign manufacturers that are completed.

                     Conspiracy Entertainment Holdings, Inc.
       Notes to Unaudited Consolidated Financial Statements June 30, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

h. Revenue Recognition - continued

License revenue is generated when the Company sells the acquired license to another publisher to develop and sell. Revenues are recorded when the royalty payments are received from that publisher upon sale of the product.

i. Advertising and Marketing Expense

The Company expenses advertising and marketing costs as incurred.

j. Earnings (Loss) Per Share of Common Stock

The Company reports loss per share in accordance with SFAS No. 128 "Earnings per Share." Basic net loss per common share is computed by dividing net loss available to common stockholder by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares and dilutive potential common share equivalents then outstanding. Potential common shares consist of shares issuable upon the exercise of stock options and warrants. The calculation of the net income (loss) per share available to common stockholders for June 30, 2005 and 2004 does not include potential shares of common stock equivalents, as their impact would be antidilutive.

                                     For the Periods Ended
                                            June 30,
Basic and Diluted                 ----------------------------
Earnings per share:                    2005           2004
                                  ------------    ------------
Income (Loss) (numerator)         $ (1,061,309)   $  1,956,099
Shares (denominator)                37,636,338      31,882,298
                                  ------------    ------------
Per Share Amount                  $      (0.03)   $       0.06
                                  ============    ============

k. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     Conspiracy Entertainment Holdings, Inc.
       Notes to Unaudited Consolidated Financial Statements June 30, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

l. Fair Value of Financial Instruments

The fair value of the Company's cash and cash equivalents, receivables, accounts payable, accrued liabilities and notes payable approximate carrying value based on their effective interest rates compared to current market prices.

m. Functional Currency and Foreign Currency Translation

The Company's functional currency is the U.S. dollar. In accordance with Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation", the assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the current rate of exchange existing at period-end and revenues and expenses are translated into U.S. dollars at the average monthly exchange rate. Related translation adjustments are reported as a separate component of Stockholders' Equity, whereas gains and losses from foreign currency transactions are included in results of operations.

The cumulative effect of currency translation adjustments to a note payable (in British Pounds) held by the Company is included in Other Comprehensive Income in Stockholders' Equity.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. During the period ended June 30, 2005, the Company incurred a net loss of $ $1,061,309. In addition, the Company had an accumulated deficit of $8,719,043 as of June 30, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the company achieving a level of sales adequate to support the Company's cost structure. In addition, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements and the success of its plans to develop and sell its products. Management plans to issue additional debt and equity to fund the release of new products in 2005. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

                     Conspiracy Entertainment Holdings, Inc.
       Notes to Unaudited Consolidated Financial Statements June 30, 2005

NOTE 3 - CONVERTIBLE NOTE PAYABLE

On February 9, 2005, the Company closed a Securities Purchase Agreement for 5% Secured Convertible Debentures having a total principal amount of $650,000, convertible into 13,000,000 shares of the Company's common stock at a price of $0.05 per share, plus Class A Common Stock Purchase Warrants to purchase a total of 13,000,000 shares of common stock at a price of $0.20 per share; and Class B Common Stock Purchase Warrants to purchase a total of 13,000,000 shares of common stock at a price of $0.05 per share. Interest and principal of the note is due on February 9, 2007.

The $650,000 in proceeds has been recorded as paid in capital based on the intrinsic and relative fair values of $195,000, $130,000 and $325,000, for the beneficial conversion feature of the Secured Convertible Notes Payable, Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants, respectfully. The Company upon issuance recorded an initial discount on the note of $650,000 and $650,000 has accreted through June 30, 2005.

The intrinsic value of the beneficial conversion feature is $0.03 as the fair market value of common stock was $0.08 on the date of the agreement. The relative fair values of the warrants were estimated using the Black Scholes pricing model with volatility of 80.86%, risk free interest rate of 2.1%, expected yield of 0% and estimated lives of two years.

During the six months ended June 30, 2005, the Company incurred professional fees to advisory firms for agent services related to the placement of the Convertible Note Payable. The professional fees totaled $100,500 and were paid by issuing 300,000 shares of the Company's common stock valued at $24,000 and $76,500 in cash.

NOTE 4 - SUBSEQUENT EVENTS

On June 28, 2005, the Company entered into a Settlement Agreement and Mutual Release with a software publisher related to a dispute. Pursuant to the agreement, the Company received $112,500 from the customer to settle the dispute in August 2005.

On August 8, 2005 the Company entered into notes payable agreements with two capital funds for a total of $223,600 in proceeds. Under the terms of the loans the Company also agreed to share 50% of the profit earned by the Company on a new product that is scheduled to release in late 2005 for a maximum of $300,000. The note is due on February 1, 2006 and bears no interest (other than the profit sharing arrangement). The Company has agreed to pay a consultant $5,000 and 200,000 restricted shares of its common stock in exchange for services provided relating to the notes payable agreement.

In August 2005, the Company amended the conversion terms of all existing convertible notes payable ($1,750,000 as of June 30, 2005). The amendment changes the conversion rates from $0.05, to the lesser of $0.05 or 70% of the average five lowest closing bid prices for the Company's Common Stock for the 30 trading days prior to a conversion date.

                INDEPENDENT REGISTERED PUBLIC ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders of Conspiracy Entertainment Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Conspiracy Entertainment Holdings, Inc. as of December 31, 2004 and the related consolidated statement of operations, stockholders' equity and comprehensive income and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Conspiracy Entertainment Holdings, Inc. as of December 31, 2004 and the consolidated results of their operations and their cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred ongoing operating losses and does not currently have financing commitments in place to meet expected cash requirements through 2005. Additionally, the Company is in default on its debt obligations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

        /s/ Chisholm, Bierwolf & Nilson, LLC
        ------------------------------------
        Chisholm, Bierwolf & Nilson, LLC
        Bountiful, Utah
        March 24, 2005

                     Conspiracy Entertainment Holdings, Inc.
                           Consolidated Balance Sheet

                                     ASSETS

                                                                    December 31,
                                                                       2004
                                                                    -----------
Current Assets
  Cash                                                              $   165,762
  Accounts Receivable (net of allowance of $0)                          167,262
                                                                    -----------

    Total Current Assets                                                333,024
                                                                    -----------

Property & Equipment (Net)                                               25,950
                                                                    -----------

Other Assets
  Capitalized software development and licenses                         400,346
  Deposits                                                                8,025
  Investments                                                                --
                                                                    -----------

    Total Other Assets                                                  408,371
                                                                    -----------

    Total Assets                                                    $   767,346
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                                                                    December 31,
                                                                       2004
                                                                    -----------

Current Liabilities
  Accounts Payable                                                  $   812,762
  Accounts Payable-related party                                          3,501
  Payroll Taxes Payable                                                 312,376
  Accrued Expenses                                                       18,739
  Advances Received                                                          --
  Deferred Compensation                                                 236,136
  Deferred Revenue                                                      365,197
  Current Portion of Lease Obligations                                    9,406
  Notes Payable - Current                                               210,128
                                                                    -----------

    Total Current Liabilities                                         1,968,244

Long-Term Liabilities
  Convertible Notes Payable                                           1,100,000
  Capital Lease Obligations                                               9,406
  Less Current Portion                                                   (9,406)
                                                                    -----------

Total Long-Term Liabilities                                           1,100,000
                                                                    -----------

    Total Liabilities                                                 3,068,244

Stockholders' Equity
  Common Stock, Authorized 100,000,000 Shares, $.001 Par Value,
    Issued and Outstanding 37,485,509 shares                             38,061
  Additional Paid in Capital                                          5,393,064
  Other Comprehensive Income                                            (44,890)
  Minority Interest                                                     (29,400)
Accumulated Deficit                                                  (7,657,733)
                                                                    -----------

Total Stockholders' Deficit                                          (2,300,898)
                                                                    -----------

    Total Liabilities and Stockholders' Equity                      $   767,346
                                                                    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                     Conspiracy Entertainment Holdings, Inc.
                      Consolidated Statements of Operations

                                                       For the Year Ended
                                                           December 31,
                                                 ------------------------------
                                                     2004              2003
                                                 ------------      ------------
Revenues, Net
  Product Sales                                  $  1,425,649      $  1,881,629
  License Revenue                                          --           495,478
                                                 ------------      ------------

    Total Revenues                                  1,425,649         2,377,107
                                                 ------------      ------------

Cost of Sales
  Product Costs                                     1,360,432         1,161,808
  License Development                                 234,812         1,092,211
                                                 ------------      ------------
    Total cost of sales                             1,595,244         2,254,019
                                                 ------------      ------------

Gross Profit (Loss)                                  (169,595)          123,088
                                                 ------------      ------------

Operating Expenses
  Selling, General & Administrative                   450,193           689,144
  Professional Fees                                   861,191           890,148
  Wages & Salaries                                    629,082           815,133
  Impairment                                               --                --
                                                 ------------      ------------

    Total Operating Expenses                        1,940,466         2,394,425
                                                 ------------      ------------

Net Operating Loss                                 (2,110,060)       (2,271,337)
                                                 ------------      ------------

Other Income(Expense)
  Interest Income                                          --                 2
  Interest Expense                                    (60,792)          (50,309)
  Forgiveness of Debt                               2,451,282                --
  Financing Costs                                  (2,882,766)               --
  Loss on Investment                                  (11,272)               --
  Foreign Currency Transaction Loss                    (5,269)               --
  Other Income (Expense)                               50,000            70,000
                                                 ------------      ------------

    Total Other Income(Expense)                      (458,817)           19,693
                                                 ------------      ------------

Net Loss Before Income Taxes                       (2,568,877)       (2,251,644)

Provision for Income Taxes                                 --               800

Minority Interest                                      29,400                --
                                                 ------------      ------------

Net Loss                                         $ (2,539,477)     $ (2,252,444)
                                                 ============      ============

Net Loss Per Share - Basic and Diluted           $      (0.07)     $      (0.10)
                                                 ============      ============

Weighted Average Shares
 Outstanding - Basic and Diluted                   34,141,270        21,857,762
                                                 ============      ============

The accompanying notes are an integral part of these consolidated financial statements.

                     Conspiracy Entertainment Holdings, Inc.
                    Statements of Other Comprehensive Income

                                                        For the Year Ended
                                                           December 31,
                                                 -------------------------------
                                                     2004              2003
                                                 ------------      ------------

Net Loss                                         $ (2,539,477)     $ (2,252,444)

Other Comprehensive Income
  Loss on Foreign Currency Translation                (14,808)          (30,082)
                                                 ------------      ------------

Net Comprehensive Loss                             (2,554,285)       (2,282,526)
                                                 ------------      ------------

The accompanying notes are an integral part of these consolidated financial statements.

                     Conspiracy Entertainment Holdings, Inc.
              Consolidated Statements of Stockholders' Deficit and
         Other Comprehensive Income For the year ended December 31, 2004

                                                   Common Stock          Committed      Additional      Other
                                             -------------------------     Common         Paid-in    Comprehensive   Accumulated
                                               Shares         Amount       Stock          Capital       Income        Deficit
                                             ----------    -----------   ---------      -----------   -----------    -----------
Balance, December 31, 2002                   19,090,500    $    19,091   $     3,112    $    12,182   $        --    $(2,865,813)

Reverse merger adjustement (note 1)           8,606,646          8,606        (8,606)            --

Issuance of committed shares                  2,462,400          2,462        (3,112)           650            --             --

Foreign currency translation adjustment
  to notes payable (British pound to USD)            --             --            --             --       (30,082)            --

Net loss for the year ended
  December 31, 2003                                  --             --            --             --            --     (2,252,444)

                                            ------------------------------------------------------------------------------------

Balance, December 31, 2003                   30,159,546         30,159            --          4,226       (30,082)    (5,118,256)

Shares issued for conversion of debt          1,492,536          1,492            --        998,508            --             --

Shares issued for warrant exercise              245,000            245            --        244,755            --             --

Shares issued for cash at $0.10               2,215,177          2,792            --        276,007            --             --
                                                                                                                     -----------
Shares issued for relief of payables            648,250            648            --        258,652            --             --

Forgiveness of deferred comp                         --             --            --        450,000            --             --

Shares issued for services at $0.14             600,000            600            --         83,400            --             --

Shares issued for services at $0.10           1,500,000          1,500            --        148,500            --             --

Shares issued for services at $0.075            625,000            625            --         46,250            --             --

Warrants issued for Financing costs                  --             --            --      2,882,766            --             --

Foreign currency translation adjustment              --             --            --             --       (14,808)            --

Net loss for the year ended
  December 31, 2004                          (2,539,477)
                                            ------------------------------------------------------------------------------------
Balance, December 31, 2004                   37,485,509    $    38,061   $        --    $ 5,393,064   $   (44,890)   $(7,657,733)
                                            ===========    ===========   ===========    ===========   ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                     Conspiracy Entertainment Holdings, Inc.
                      Consolidated Statements of Cash Flows

                                                                      For the Year Ended
                                                                          December 31,
                                                                  --------------------------
                                                                     2004            2003
                                                                  -----------    -----------
Cash Flows from Operating Activities:
  Net Loss                                                        $(2,539,477)   $(2,252,444)
  Adjustments to Reconcile Net Loss to Net Cash
   Used by Operations:
  Minority Interest                                                   (29,400)            --
     Depreciation & Amortization                                       30,665         38,410
     Amortization of Capitalized Development Costs and Licenses       125,398      1,188,726
     Impairment of Capitalized Development Costs and Licenses         329,812             --
     Loss on Equity Method Investment                                  11,272             --
     Foreign Currency Transaction Loss
     Financing Fees and Services Paid with Equity                   3,168,910             --
  Change in Operating Assets and Liabilities:
     (Increase) Decrease in:
     Accounts Receivable                                             (147,262)     2,237,869
     Prepaid Expenses                                                     287           (562)
     Increase (Decrease) in:
     Accounts Payable and Accrued Expenses                         (2,474,610)    (1,308,210)
     Due to Related Party                                                  --        (20,000)
     Deferred Compensation                                            269,806        111,930
     Deferred Revenue                                                  96,520       (439,645)
                                                                  -----------    -----------

  Net Cash Used by Operating Activities                            (1,158,080)      (443,926)

Cash Flows from Investing Activities:
  Purchase of Investments                                              (8,805)            --
  Purchase of Development Costs and Licenses                         (284,346)      (514,412)
                                                                  -----------    -----------

  Net Cash Provided (Used) by Investing Activities                   (293,151)      (514,412)

Cash Flows from Financing Activities:
  Proceeds from Issuance of Notes Payable                                  --        265,128
  Proceeds from Convertible Notes Payable                           1,281,500        650,000
  Principal Payments on Notes Payable                                (216,730)       (15,700)
  Principal Payments on Capital Lease Obligations                     (15,905)       (12,755)
  Proceeds from Issuance of Common Stock                              523,800             --
                                                                  -----------    -----------

  Net Cash Provided (Used) by Financing Activities                  1,572,665        886,673
                                                                  -----------    -----------

Increase (Decrease) in Cash                                           121,433        (71,665)

Cash and Cash Equivalents at Beginning of Period                       44,329        115,994
                                                                  -----------    -----------

Cash and Cash Equivalents at End of Period                        $   165,762    $    44,329
                                                                  ===========    ===========

                                   (Continued)

The accompanying notes are an integral part of these consolidated financial statements.

                     Conspiracy Entertainment Holdings, Inc.
                Consolidated Statements of Cash Flows (Continued)

                                                                        For the Year Ended
                                                                           December 31,
                                                                  -----------------------------
                                                                      2004            2003
                                                                  -------------   -------------
Cash Paid For:
  Interest                                                        $          --   $          --
  Income Taxes                                                              800             800

Non-Cash Investing and Financing Activities:
Capital contributed for financing fees                            $2,882,766.00   $          --
Common stock issued for services                                     280,875.00              --
Notes payable converted to common stock                            1,000,000.00              --
Accounts payable settled with common stock                           259,300.00              --
Forgiveness of deferred compensation by officer                      450,000.00              --

The accompanying notes are an integral part of these consolidated financial statements.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Organization

The financial statements presented are those of Conspiracy Entertainment Holdings, Inc., (formerly Lance Systems, Inc.) (the Company). The Company was incorporated under the laws of the state of Utah on July 29, 1982 as Strategic Recovery Corporation. On February 16, 1987, the Company merged with Lance, Inc., (a Utah Corporation), and changed its name to Lance Systems, Inc. The Company was organized for the purpose of acquiring investments. However, subsequent to the merge, the Company changed its purpose from acquiring investments to creating, developing and selling micro computer software.

On October 7, 2003, the Company effected a reorganization and acquisition agreement with Conspiracy Entertainment Corporation (CEC), organized in November 1997. The reorganization agreement provided for the issuance of 21,552,900 shares of common stock to the shareholder of CEC, for all outstanding shares of CEC. Pursuant to the acquisition, CEC became a wholly-owned subsidiary of the Company, and the name of the Company was changed to Conspiracy Entertainment Holdings, Inc. The reorganization was recorded as a reverse acquisition using the purchase method of business combination. In a reverse acquisition all accounting history becomes, that of the accounting acquirer, therefore all historical information prior to the acquisition is that of CEC. The shares issued to the shareholders of CEC have been stated retroactively, as though a 1,026 for 1 stock split occurred on January 1, 2003. The reverse merger adjustment is therefore all the shares held by the Lance shareholders prior to the acquisition.

In early 2004, the Company acquired a 51% interest in Conspiracy Entertainment Europe, LTD (CEE), a United Kingdom Corporation, to develop and distribute certain game titles in Europe. During 2004, the Company advanced $60,000 to this majority owned subsidiary to cover operating expenses. The financial statements of CEE are consolidated with the Company, with a minority interest adjustment.

b. Accounting Method

The Company recognizes income and expense on the accrual basis of accounting. The Company has elected a December 31 year end.

c. Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

d. Receivables

The Company sells its products throughout the United States. The Company evaluates its accounts receivable on a regular basis for collectibility and provides for an allowance for potential credit losses as deemed necessary.

e. Assignment of Accounts Receivable

Regularly, the Company assigns its receivables to vendors with recourse and accounts for such assignments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Assigned accounts receivable are shown on the accounts receivable section of the balance sheet until collected by the beneficiary. Should the accounts receivable become uncollectible, the Company is ultimately responsible for paying the vendor and recording an allowance for potential credit losses as deemed necessary. The assigned accounts receivable are generally collected within 90 days; therefore, the balance shown approximates its fair value.

f. Capitalized Development Costs and Licenses

Capitalized development costs include payments made to independent software developers under development agreements, as well as direct costs incurred for internally developed products.

The Company accounts for software development costs in accordance with SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility of a product encompasses both technical design documentation and game design documentation.

Capitalized Development Costs

For  products  where  proven  technology  exits,  this  may  occur  early in the development cycle. Technological feasibility is evaluated on a product-by-product basis. Prior to a product's release, the Company expenses, as part of cost of sales, when the Company believes such amounts are not recoverable. Amounts related to capitalized development costs that are not capitalized are charged immediately to cost of sales. The Company evaluated the future recoverability of capitalized amounts on a quarterly basis. The recoverability of capitalized development costs is evaluated based on the expected performance of the specific products for which the costs relate. The following criteria are used to evaluate expected product performance: historical performance of comparable products using comparable technology and orders of the product prior to its release.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

f. Capitalized Development Costs and Licenses - continued

Commencing upon product release, capitalized development costs are amortized to cost of sales - software royalties and amortization is based on the ratio of current revenues to total projected revenues, generally resulting in an amortization period of one year or less. For products that have been released in prior periods, the Company evaluates the future recoverability of capitalized amounts on a quarterly basis. The primary evaluation criterion is actual title performance.

Capitalized Licenses

Capitalized license costs represent license fees paid to intellectual property rights holders for use of their trademarks or copyrights in the development of the products. Depending on the agreement with the rights holder, the Company may obtain the rights to use acquired intellectual property in multiple products over multiple years, or alternatively, for a single product over a shorter period of time. Most license agreements include a "per unit" royalty obligation, however, royalties are offset against the prepaid license amount first and then accrued as sales continue.

The Company evaluates the future recoverability of capitalized licenses on a quarterly basis. The recoverability of capitalized license costs is evaluated based on the expected performance of the specific products in which the licensed trademark or copyright is to be used. Prior to the related product's release, the Company expenses, as part of cost of sales, licenses when the Company believes such amounts are not recoverable. Capitalized development cost for those products that are cancelled or abandoned are charged to cost of sales. The following criteria are used to evaluate expected product performance: historical performance of comparable products using comparable technology and orders for the product prior to its release.

Commencing upon the related products release, capitalized license costs are amortized to cost of sales - licenses based on the number of units sold, multiplied by the "per unit" royalty amount. As license contracts may extend for multiple years, the amortization of capitalized intellectual property license costs relating to such contracts may extend beyond one year. For intellectual property included in products that have been released, the Company evaluates the future recoverability of capitalized amounts on a quarterly basis. The primary evaluation criterion is actual title performance. License agreements vary in length between two and five years. Royalty unit rates vary from $1.50 per unit to $5.00 per unit.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

g. Property and Equipment

Software and equipment as of December 31, 2004 and 2003 consists of the following and are recorded at cost:

                                                                   2004
                                                                  --------
Development tools                                                 $ 25,910
Furniture and fixtures                                              70,878
Equipment held under capital lease agreements                       72,199
Leasehold improvements                                              24,457
                                                                  --------
   Total fixed assets                                              193,444
   Accumulated depreciation                                        167,493
                                                                  --------
      Net software and equipment                                  $ 25,950
                                                                  ========

Provision for depreciation of software and equipment is computed on the straight-line method for financial reporting purposes. Depreciation is based upon estimated useful lives as follows:

        Computer equipment                       5 Years
        Software and loan costs                  3 Years
        Office equipment                         6 Years
        Furniture and fixtures                  10 Years
        Leasehold improvements                   5 Years

Maintenance, repairs, and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred.

Depreciation charged to operations was $30,665 and $38,410 for the years ended December 31, 2004 and 2003, respectively.

In accordance with Financial Accounting Standards Board Statement No. 144, the Company records impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. At December 31, 2004 and 2003, no impairments were recognized.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

h. Revenue Recognition

Revenue from video game distribution contracts, which provide for the receipt of non-refundable guaranteed advances, is recognized when the games are delivered to the distributor by the manufacturer under the completed contract method, provided the other conditions of sale as established by the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 101 (revised SAB No.
104), "Revenue Recognition," are satisfied:

i. Persuasive evidence of an arrangement exists.

ii. Delivery has occurred or services have been rendered.

iii. The seller's price to the buyer is fixed or determinable.

iv. Collectibility is reasonably assured

Until all of the conditions of the sale have been met, amounts received on such distribution contracts are recorded as deferred income. Although regularly the Company enters into the assignment of accounts receivable to vendors, the Company presents revenues on gross basis per Emerging Issues Task Force ("EITF") No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent," since the Company:

i. Acts as the principal in the transaction.

ii. Takes title to the products.

iii. Has risks and rewards of ownership, such as the risk of loss for collection, delivery, or returns.

iv. Does not act as an agent or broker.

At all times, the Company maintains control of the development process and is responsible for directing the vendor. Other than for payment, the customer does not communicate with the vendor.

The Company utilizes the completed contract method of revenue recognition as opposed to the percentage-of-completion method of revenue recognition for substantially all of its products since the majority of its products are completed within six to eight months. The Company completes the products in a short period of time since the Company obtains video games that are partially complete or obtains foreign language video games published by foreign manufacturers that are completed.

License revenue is generated when the Company sells the acquired license to another publisher to develop and sell. Revenues are recorded when the royalty payments are received from that publisher upon sale of the product.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

i. Advertising and Marketing Expense

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense for the years ended December 31, 2004 and 2003 was $17,975 and $184,731, respectively.

j. Earnings (Loss) Per Share of Common Stock

The Company reports loss per share in accordance with SFAS No. 128 "Earnings per Share." Basic net loss per common share is computed by dividing net loss available to common stockholder by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares and dilutive potential common share equivalents then outstanding. Potential common shares consist of shares issuable upon the exercise of stock options and warrants. The calculation of the net loss per share available to common stockholders for the years ended December 31, 2004 and 2003 does not include potential shares of common stock equivalents, as their impact would be antidilutive.

                                               For the Years Ended
                                                   December 31,
                                               ---------------------
Basic Earnings per share:                      2004             2003
                                          -------------     -------------
 Income (Loss)(numerator)                 $  (2,539,477)    $  (2,252,444)
 Shares (denominator)                        34,141,270       23,704,561_
                                          -------------     -------------
 Per Share Amount                         $       (0.07)    $       (0.10)
                                          =============     =============

k. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

l. Fair Value of Financial Instruments

The fair value of the Company's cash and cash equivalents, receivables, accounts payable, accrued liabilities and notes payable approximate carrying value based on their effective interest rates compared to current market prices.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

m. Functional Currency and Foreign Currency Translation

The Company's functional currency is the U.S. dollar. In accordance with Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation", the assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the current rate of exchange existing at period-end and revenues and expenses are translated into U.S. dollars at the average monthly exchange rate. Related translation adjustments are reported as a separate component of Stockholders' Equity, whereas gains and losses from foreign currency transactions are included in results of operations.

The cumulative effect of currency translation adjustments to a note payable (in British Pounds) held by the Company is included in Other Comprehensive Income in Stockholders' Equity and consists of the following at December 31, 2004 and 2003:

Balance at December 31, 2002                   $     --
Effect of translation                           (30,082)
                                               --------
Balance at December 31, 2003                    (30,082)
Effect of translation                           (14,808)
                                               --------
Balance at December 31, 2004                   $(44,890)
                                               ========

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, during the year ended December 31, 2004, the Company incurred a net loss of $2,563,608. In addition, the Company had an accumulated deficit of $7,681,864 as of December
31, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. In addition, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements and the success of its plans to develop and sell its products. Management plans to issue additional debt and equity to fund the release of new products in 2005. The financial statements do no include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 3 - INVESTMENTS

On January 1, 1998, the Company signed a stock purchase agreement with a shareholder in return for a 49% investment in ELO Interactive Media Co. ("ELO") for $11,272. The Company accounts for this investment using the equity method of accounting. Due to the immateriality of the balance, this amount is included in other assets on the accompanying balance sheet.

During 2004, the investment in ELO has been impaired in full and a loss has been recorded for $11,272.

NOTE 4- CAPITALIZED DEVELOPMENT COSTS AND LICENSES

Capitalized development costs and licenses at December 31, 2004 consisted of the following:

                                        Development
                                           Costs      Licenses
                                         ---------    ---------
Costs                                    $ 137,346    $ 822,846
Less impairment                            (95,000)    (234,812)
Less accumulated amortization                   --     (230,034)
                                         ---------    ---------
Total                                    $  42,346    $ 358,000
                                         =========    =========

Amortization expense was $125,398 and $1,188,726 for the years ended December 31, 2004 and 2003, respectively.

The estimated amortization of capitalized license fees are as follows for the next five years:

        2005                               $173,790
        2006                                138,000
        2007                                 46,210
        2008                                     --
        Thereafter                               --
                                           --------
                                           $358,000
                                           ========

During the period ended December 31, 2004, capitalized licenses were impaired due to the lack of product sales and management's assessment of future sales. During the years ended December 31, 2004 and 2003, a total of $234,812 and $675,000, respectively were expensed under the caption "Cost of Sales - License Development" due to the impairment.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 5 - ACCOUNTS PAYABLE - SWING ENTERTAINMENTSWING! ENTERTAINMENT MEDIA AG

Historically, the Company has obtained most of its financing for development costs through Swing EntertainmentSwing! Entertainment Media AG. The Company had entered into various licensing agreements with Swing EntertainmentSwing! Entertainment Media AG for the development of games. Based on these agreements, the Company received advances from the vendor in order to finance specific project operations.

In April 2004, the Company entered into a forgiveness and settlement agreement with Swing Entertainment MediaSwing! Entertainment Media AG (SWING). Pursuant to the agreement the Company was released of all obligations to or from SWINGSwing! Entertainment Media AG approximating $2,400,000 in payables.

As of December 31, 2004, the Company had no accounts payable to Swing EntertainmentSwing! Entertainment Media AG.

NOTE 6 - NOTES PAYABLE

The Company has the following additional note payable obligations:

                                                              December 31,
                                                                  2004
                                                              ------------
September 22,  2004 -  Convertible  debentures  to
   partnerships  and funds;  5%
   interest payable annually;  secured by
   the Company's assets, due August 2006,
   convertible anytime at
   a rate of $0.05 per common share                             1,100,000

August  7,  2003  -  Note  Payable,   to  an
   individual,   total  interest  of
   $88,000(50,000  pounds) due, principal and
   interest due upon receipt of first
   $355,000 of product sales from British
   publisher, unsecured                                           210,128

   Total Notes Payable                                          1,310,128
   Less Current Maturities                                       (210,128)
   Total Long-Term Notes Payable                               $1,100,000
                                                               ==========

Following are maturities of long-term debt for each of the next five years:

            Year           Amount
        -----------      -----------
            2005         $   210,128
            2006           1,100,000
            2006                  --
                         -----------
            Total        $ 1,310,128
                         ===========

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 6 NOTES PAYABLE (continued)

On February 25, 2003, the Company entered into a convertible notes payable agreement with Calluna Capital Corporation for $450,000. The convertible note payable was secured by the general credit of the Company, the personal guarantee of the Company's Chief Executive Officer, and 9,000 shares of outstanding common stock held by the Chief Executive Officer. During 2004, Calluna advanced an additional $50,000 for convertible notes payable and the entire $500,000 was converted to 746,269 shares of the Company's common stock at a conversion price of $0.67 per share.

On August 5, 2003, the Company entered into a convertible notes payable agreement with Fraser Lakes Enterprises, Ltd. for $500,000. The convertible note payable was secured by the general credit of the Company and the personal guarantee of the Company's Chief Executive Officer, and Chief Operations Officer. During 2004, the $500,000 was converted to 746,269 shares of the Company's common stock at a conversion price of $0.67 per share.

On August 31, 2004, we sold an aggregate of $1,050,000 principal amount of 5% Secured Convertible Debentures, Class A Common Stock Purchase Warrants to purchase 21,000,000 shares of our common stock, and Class B Common Stock Purchase Warrants to purchase 21,000,000 shares of our common stock, to four institutional investors. We received gross proceeds totaling $1,050,000 from the sale of the Debentures and the Warrants.

On September 28, 2004, we sold a $50,000 principal amount 5% Secured Convertible Debenture, Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of our common stock, and Class B Common Stock Purchase Warrants to purchase 1,000,000 shares of our common stock, to one institutional investor. We received gross proceeds totaling $50,000 from the sale of the Debentures and the Warrants.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 7 LEASE COMMITMENTS

The Company leases certain facilities for its corporate and operations offices under a non-cancelable operating lease agreement that expires in April 2006. The Company also leases certain office equipment and a vehicle under non-cancelable capital lease arrangements that expire through September 2005. Future minimum lease payments under non-cancelable operating and capital leases with initial or remaining terms of one year or more at December 31, 2004 were as follows:

        Year Ending                   Operating    Capital
        December 31,                  Leases        Leases
        ------------                ---------    ---------

         2005                          50,900       10,630
         2006                          17,132           --
         Thereafter                        --           --
                                    ---------    ---------
                                    $ 117,456       10,630
                                    =========

Less amount representing interest                   (1,224)
                                                 ---------
                                                     9,406
Less current portion                                (9,406)
                                                 ---------
Long-term portion                                $   9,406
                                                 =========

Included in property and equipment is capitalized leased equipment of $72,199 with accumulated depreciation of $59,734 at December 31, 2004.

Rent expense was $46,478 and $89,226 for the years ended December 31, 2004 and 2003, respectively.

NOTE 8 - AGREEMENTS

Employment Agreements

On January 1, 2002, the Company entered into three-year employment agreements with its President and its Chief Operating Officer, providing for annual salaries of $324,000, plus benefits, and $134,400, plus benefits, respectively. In addition, per the agreement, each employee is entitled to a corporate vehicle monthly allowance of $800 and $500, respectively. The Chief Operating Officer is also entitled to 10% of the Company's total issued and outstanding common shares as of the date of the agreement. During 2004 and 2003, the Company recorded $629,082 and $812,589 of compensation expense, respectively related to these agreements. Of the compensation expense amounts, zero and $1,556 are related to committed common stock, and $236,136 and $416,330 of deferred compensation as related to these agreements during 2004 and 2003, respectively.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 8 - AGREEMENTS - (continued)

Withholding Tax Payable

The Company withholds 10% of all foreign sales intended to be remitted to the Internal Revenue Service ("IRS"). As of December 31, 2004 and 2003 the Company withheld $136,080 and $117,400, respectively. As of December 31, 2004, the Company had not remitted any of the 2001 through 2004 withholdings to the IRS which is most likely subject to penalties and interest. As of December 31, 2004, the Company had not been audited or invoiced by the IRS. The amount due at December 31, 2004 is included in accounts payable and accrued expenses in the accompanying balance sheet.

Vacation Accrual

During the years ended December 31, 2004 and 2003, the Company did not accrue liabilities for vacation payable to employees. The Company's management believes all vacation earned during and prior to 2004 was utilized by the employees of the Company as of December 31, 2004, and accordingly, has not recorded an accrued liability.

NOTE 9 - INCOME TAXES

The provision for income taxes is based on income and expense reported in the financial statements, which differs from that reported for income tax purpose. Accordingly, deferred income taxes are provided in recognition of such differences. Temporary differences include differences between book and tax depreciation and benefits derived from net operating losses. At December 31, 2004, the Company had net operating losses totaling approximately $7,700,000 which begin to expire in the year 2016.

Income tax liabilities, expense and deferred taxes are computed by following the procedures outlined in Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes." The applicable federal and state tax rates in effect at December 31, 2004 and 2003 were used in calculating the income tax liabilities, expense, and deferred taxes.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 9 - INCOME TAXES - (continued)

The actual tax benefit differs from the expected tax benefit computed by applying the United States federal corporate tax rate of 34% to loss before income taxes as follows for the years ended December 31, 2004 and 2003:

                                                 2004           2003
                                             -----------    -----------
Expected tax benefit                         $  (871,500)   $  (765,800)
State income taxes, net of federal benefit      (128,000)      (112,600)
Changes in valuation allowance                 1,000,300        879,200
Other                                                 --             --
                                             -----------    -----------
   Total                                     $       800    $       800
                                             ===========    ===========

The following table summarizes the significant components of the Company's deferred tax asset at December 31, 2004:

                                              2004
                                          -----------
Deferred tax assets
   Deferred revenue                       $   124,000
   State taxes                                     --
   Net operating lo  ss carry-forwards      2,618,000
Valuation allowance                        (2,742,000)
                                          -----------
   Net deferred tax   asset               $        --
                                          ===========

The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized, principally due to the expiration of net operating loss carry forwards. As of December 31, 2004 and 2003, a valuation allowance has been recorded in the amount of $2,742,000 and $1,825,300, respectively.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 10 - CONCENTRATIONS AND UNCERTAINTIES

Amounts due to one major vendor represented 0% and 74% of the net accounts payable balance at December 31, 2004 and 2003. Total net sales earned from one and two customers constituted 100 % of total net sales earned for the years ended December 31, 2004 and 2003, respectively.

The Company operates in the computer software industry, which is highly competitive and changes rapidly. The Company's operating results could be significantly affected by its ability to develop new products and find new distribution channels for new and existing products.

NOTE 11 - SHAREHOLDERS' EQUITY

Common Stock

On October 7, 2003, the Company effected a reorganization and acquisition agreement with Conspiracy Entertainment Corporation (CEC). The reorganization agreement provided for the issuance of 21,552,900 shares of common stock to the shareholder of CEC, for all outstanding shares of CEC. The shares issued to the shareholders of CEC have been stated retroactively, as though a 1,026 for 1 stock split occurred on January 1, 2003.

During February and March 2004, shareholders of the Company exercised their stock warrants in the Company. The Company issued 245,000 shares of common stock at a exercise price of $1.00 per share.

In March 2004, the Company issued 1,492,536 shares of common stock in satisfaction of $1,000,000 in convertible notes payable.

In May 2004, the Company issued 2,215,177 shares of common stock for cash at a price of $0.10 per share.

In August 2004, the Company issued 648,250 shares of common stock to relieve $259,300 in accounts payable

In August 2004, the Company issued 1,500,000 shares of common stock for consulting services at a price of $0.10 per share.

In September 2004, the Company issued 600,000 shares of common stock for private placement services at a price of $0.14 per share.

In September 2004, the Company issued 625,000 shares of common stock for marketing consulting services at a price of $0.075 per share.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 11 - SHAREHOLDERS' EQUITY - (continued)

Warrants

In 2003, pursuant to the acquisition agreement between Lance Systems, Inc. (`Lance") and Conspiracy Entertainment Corporation ("Conspiracy"), Lance guaranteed a private placement to raise $1 million for Conspiracy. The funds were to be raised through the issuance of 1 common share at $0.67 per share with one attached warrant to purchase 1 share of common stock at $1 per share. In January 2004, the funding was completed and 1,500,000 warrants were issued.

During February and March 2004 warrants were exercised for 245,000 shares of common stock at a price of $1.00 per share.

On August 31, 2004, we sold an aggregate of $1,050,000 principal amount of 5% Secured Convertible Debentures, Class A Common Stock Purchase Warrants to purchase 21,000,000 shares of our common stock, and Class B Common Stock Purchase Warrants to purchase 21,000,000 shares of our common stock, to four institutional investors. We received gross proceeds totaling $1,050,000 from the sale of the Debentures and the Warrants.

On September 28, 2004, we sold a $50,000 principal amount 5% Secured Convertible Debenture, Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of our common stock, and Class B Common Stock Purchase Warrants to purchase 1,000,000 shares of our common stock, to one institutional investor. We received gross proceeds totaling $50,000 from the sale of the Debentures and the Warrants.

The fair value of these warrants was estimated at the date of grant using the Black-Scholes American pricing model with the following weighted-average assumptions for 2004: expected volatility of 146%; risk-free interest rate of
4.00 %; and expected life of five years. The weighted-average fair value of warrants granted was $0.14 in 2004. A corresponding expense for the issuance of warrants in 2004 totaling $2,882,766 was recorded as a financing fee in the Statement of Operations.

Warrant pricing models require the input of highly sensitive assumptions, including expected stock volatility. Also, the Company's warrants have characteristics significantly different from those of traded warrants, and changes in the subjective input assumptions can materially affect the fair value estimate. Management believes the best input assumptions available were used to value the warrants and that the resulting warrant values are reasonable.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 12 - SUBSEQUENT EVENT

On February 9, 2005, the Company entered into a Securities Purchase Agreement for the sale of an aggregate of $650,000 principal amount of 5% Secured Convertible Debentures, 13,000,000 Class A Common Stock Purchase Warrants, and 13,000,000 Class B Common Stock Purchase Warrants, to four accredited institutional investors. The Company received gross proceeds totaling $650,000 from the sale of the Secured Convertible Debentures and the Class A and Class B Common Stock Purchase Warrants in the foregoing transactions.

Interest is payable on the earlier of a conversion of the Debentures (as described below) or on the maturity date of February 9, 2007. At the Company's election, accrued interest on the Debentures may be paid by the Company in shares of common stock at the conversion price then in effect; provided, however, that we may only make this election if the registration statement covering the resale of such shares is then effective. The conversion price is $0.05 per share, subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Payment of all amounts due pursuant to the Debentures, as well as the Company's other obligations to the investors, is secured by a lien on all of the Company's assets.

Each Class A Warrant is exercisable at a price of $0.20 per share from the earlier of 65 days after its original issuance or the date on which the shares of common stock issuable upon exercise of the Class A Warrants are registered under the Securities Act of 1933. The Class A Warrants are exercisable until expiration on February 28, 2010. Each Class B Warrant is exercisable at a price of $0.05 per share from the earlier of 65 days after its original issuance or the date on which the shares of common stock issuable upon exercise of the Class B Warrants are registered under the Securities Act of 1933. The Class B Warrants are exercisable until expiration 18 months after effectiveness of a registration statement covering the resale of the shares issuable upon exercise of the Class B Warrants (subject to extension under certain circumstances). The exercise price of each of the Warrants is subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustment provisions for stock splits, combinations, dividends and the like.

Pursuant to the terms of a registration rights agreement, the Company agreed to include the shares of common stock issuable upon conversion of the Debentures and upon exercise of the Warrants in a registration statement under the Securities Act of 1933 to be filed not later than 30 days after the effective date of the registration statement, as amended, originally filed by the Company on November 24, 2004 (the "Required Filing Date") and to use its best efforts to cause such registration statement to be declared effective no later than 60 days after the Required Filing Date. In the event the Company does not meet these deadlines, it may be required to issue additional shares of common stock to the investors under the terms of the registration rights agreement.

                     Conspiracy Entertainment Holdings, Inc.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 12 - SUBSEQUENT EVENT (continued)

The placement agent assisted the Company in connection with the sale of Debentures, Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants. In consideration for its services, the Company agreed to (i) pay the placement agent a cash amount equal to 5.5% of the total purchase price of the Debentures and Warrants; (ii) issue the placement agent or its designees 300,000 shares of the Company's common stock with piggy-back registration rights; and (iii) pay the placement agent cash fee equal to 10% of the cash exercise price of any Warrants that are exercised for cash.

The sale of the Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants caused an adjustment to the expiration date of the Company's outstanding Class 2004-B Common Stock Purchase Warrants. Each Class 2004-B Common Stock Purchase Warrants will now expire 18 months after the effective date of the Company's registration statement, as amended, originally filed by the Company on November 24, 2004.

                                Up to 61,850,000
                                    Shares of
                                  Common Stock

                                       of

                     Conspiracy Entertainment Holdings, Inc.

                                   PROSPECTUS

                 The date of this prospectus is __________, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         Our Bylaws require that we indemnify and hold harmless our officers and directors for any obligations arising out of any acts or conduct performed on our behalf. Specifically, our Bylaws provide that we shall and do hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a director or officer, or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; including power to defend such person from all suits as provided for under the provisions of the Utah Revised Business Corporation Act; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct.

         The indemnification provision of our Bylaws do not exclude any other right to which our officers or directors may lawfully be entitled and it does not restrict our right to indemnify or reimburse such persons in a proper case, even though not specifically provided for in the Bylaws. Further, our Bylaws provide that our directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing to do so in reliance on the advice of counsel. These indemnification rights are exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

         Nature of Expense                                 Amount
         -----------------                                 ------
         SEC Registration fee                            $   251.15
         Accounting fees and expenses                      5,000.00*
         Legal fees and expenses                          45,000.00*
                                                          ----------
                               TOTAL                     $50,251.15*

         * Estimated

Item 26.  Recent Sales of Unregistered Securities.

         The following sets forth information regarding all sales of our unregistered securities during the past three years.

         On February 25, 2003, we entered into a convertible notes payable agreement with Calluna Capital Corporation for $450,000 of which $300,000 was received on December 10, 2002. The convertible note was secured by our general credit, the personal guarantee of our Chief Executive Officer, and 9,000 shares of outstanding common stock held by our Chief Executive Officer. This transaction was exempt from registration requirements pursuant to Regulation S under the Securities Act of 1933, as amended. The investor is not a U.S. person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). The investor represented that it was not acquiring the securities for the account or benefit of a U.S. person. The investor acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities in accordance with the requirements of the Securities Act of 1933.

         On August 5, 2003, we entered into a convertible notes payable agreement with Fraser Lakes Enterprises, Ltd. for $500,000. The convertible note is secured by our general credit and the personal guarantee of our Chief Executive Officer and Chief Operations Officer. The convertible notes payable are non-interest bearing and due on demand. This transaction was exempt from registration requirements pursuant to Regulation S under the Securities Act of 1933, as amended. The investor is not a U.S. person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). The investor represented that it was not acquiring the securities for the account or benefit of a U.S. person. The investor acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities in accordance with the requirements of the Securities Act of 1933.

         The above convertible notes payable are non-interest bearing and due on demand. The loans are repayable by the issuance of 1,492,537 shares of our common stock at a preset conversion rate of $.67 per share. They were converted and 1,492,537 shares were issued in March 2004. The conversion was exempt from registration requirements pursuant to Regulation S under the Securities Act of 1933, as amended.

         Pursuant to a Share Exchange Agreement dated May 29, 2003, we issued 21,552,900 shares of common stock to the four shareholders of Conspiracy Entertainment Corporation, in exchange for all of the issued and outstanding shares of common stock of Conspiracy Entertainment Corporation. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

         During the first quarter of 2004, certain of our shareholders exercised their stock purchase warrants. We issued 210,000 shares of common stock at an exercise price of $1.00 per share, for gross proceeds of $210,000. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

         On January 16, 2004, we received $50,000 from Calluna Capital Corporation under the terms of the February 25, 2003 convertible notes payable agreement bringing the total amount borrowed to $500,000. This transaction was exempt from registration requirements pursuant to Regulation S under the Securities Act of 1933, as amended. The investor is not a U.S. person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). The investor represented that it was not acquiring the securities for the account or benefit of a U.S. person. The investor acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities in accordance with the requirements of the Securities Act of 1933.

         On March 10, 2004, we issued 1,492,536 shares of common stock in satisfaction of $950,000 in convertible notes payable. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

         On May 17, 2004, we sold 2,792,200 shares of common stock to accredited investors for $.10 per share, or an aggregate of $279,220. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

         On August 24, 2004, we entered into a consulting agreement with Moshe Hartstein. Under the consulting agreement, we agreed to issue Mr. Hartstein 500,000 shares of our common stock for advisory and consulting services relating to financial matters and sales and marketing as reasonably requested by us. These shares were issued in the name of Marina Ventures, an entity owned by Mr. Hartstein. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

         On August 26, 2004, we entered into a consulting agreement with Sol Financial, Inc. Under this agreement, we issued Sol Financial 100,000 shares of our common stock for advisory and consulting services relating to financial matters and sales and marketing as reasonably requested by us. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

         On August 31, 2004, we sold an aggregate of $1,050,000 principal amount of 5% Secured Convertible Debentures, Class A Common Stock Purchase Warrants to purchase 21,000,000 shares of our common stock, and Class B Common Stock Purchase Warrants to purchase 21,000,000 shares of our common stock, to four institutional investors. We received gross proceeds totaling $1,050,000 from the sale of the Debentures and the Warrants. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. Each of the investors represented that the are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment.

         On October 6, 2004, we sold a $50,000 principal amount 5% Secured Convertible Debenture, Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of our common stock, and Class B Common Stock Purchase Warrants to purchase 1,000,000 shares of our common stock, to one institutional investor. We received gross proceeds totaling $50,000 from the sale of the Debentures and the Warrants. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. Each of the investors represented that the are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment.

         On September 28, 2004, we entered into a consulting agreement with Scott Mac Caughern. We contracted Mr. MacCaughern to advise us on matters including, but not limited to, developing a marketing plan for the expansion of our business in the United States and Europe, introducing us to potential strategic partners in the United States and Europe and investment banking services. Under this agreement, we issued Mr. Mac Caughern: (1) a common stock purchase warrant to purchase up to 625,000 shares of our common stock, exercisable until August 31, 2009 at a price of $0.20 per share; and (2) a common stock purchase warrant to purchase up to 625,000 shares of our common stock, exercisable until August 31, 2009 at a price of $0.40 per share. The consulting services received from Mr. Mac Caughern as consideration for the shares of common stock and warrants were valued at $50,000. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

         On February 9, 2005, we sold an aggregate of $650,000 principal amount of 5% Secured Convertible Debentures, 13,000,000 Class A Common Stock Purchase Warrants, and 13,000,000 Class B Common Stock Purchase Warrants, to three accredited institutional investors for gross proceeds totaling $650,000. We also issued 300,000 shares of common stock to Palladium Capital Advisors, LLC as a placement agent fee in connection with these sales. These transactions were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. Each of the investors represented that the are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment.

Item 27.  Exhibits.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Conspiracy Entertainment Holdings, Inc., a Utah corporation.

Exhibit
Number                                     Description
--------------        ----------------------------------------------------------

2.1 Share Exchange Agreement, dated May 29, 2003, by and among Lance Systems, Inc., Conspiracy Entertainment Corporation, and Wallace Boyack and John Spicer (Incorporated by reference to Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on July 2, 2003)

3.1 Articles of Incorporation (Incorporated by reference to registration statement on Form 10-SB (File No. 000-32427), filed with the Securities and Exchange Commission on March 9, 2001)

3.2 Articles of Amendment to Articles of Incorporation (Incorporated by reference to registration statement on Form 10-SB (File No. 000-32427), filed with the Securities and Exchange Commission on March 9, 2001)

3.3 Articles of Merger (Incorporated by reference to registration statement on Form 10-SB (File No. 000-32427), filed with the Securities and Exchange Commission on March 9, 2001)

3.4 Articles of Amendment to Articles of Incorporation (Incorporated by reference to Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on July 2, 2003)

3.5                   Bylaws   (Incorporated   by  reference   to   registration
                      statement on Form 10-SB (File No. 000-32427), filed with the Securities and Exchange Commission on March 9, 2001)

4.1 Securities Purchase Agreement dated as of August 31, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004)

4.2 Form of Convertible Debenture (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004)

4.3 Form of Class A Warrant (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004)

4.4 Form of Class B Warrant (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004)

4.5 Form of Registration Rights Agreement (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004)

4.6 Form of Security Interest Agreement (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004)

4.7 Supplement No. 1, dated as of September 28, 2004, between the Company and Whalehaven Capital Fund Limited, to Securities Purchase Agreement, dated as of August 31, 2004 (Incorporated by reference to Form 10-QSB, filed with the Securities and Exchange Commission on November 16, 2004)

4.8 $50,000 principal amount 5% Secured Convertible Debenture issued to Whalehaven Capital Fund Limited (Incorporated by reference to Form 10-QSB, filed with the Securities and Exchange Commission on November 16, 2004)

4.9 Class A Common Stock Purchase Warrant issued to Whalehaven Capital Fund Limited (Incorporated by reference to Form 10-QSB, filed with the Securities and Exchange Commission on November 16, 2004)

4.10 Class B Common Stock Purchase Warrant issued to Whalehaven Capital Fund Limited (Incorporated by reference to Form 10-QSB, filed with the Securities and Exchange Commission on November 16, 2004)

4.11 Common Stock Purchase Warrant issued to Scott Mac Caughern exercisable at $0.20 per share (Incorporated by reference to Amendment No. 1 to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on July 7, 2005)

4.12 Common Stock Purchase Warrant issued to Scott Mac Caughern exercisable at $0.40 per share (Incorporated by reference to Amendment No. 1 to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on July 7, 2005)

4.13 Securities Purchase Agreement, dated as of January 31, 2005 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on February 15,
                      2005)

4.14 Form of Convertible Debenture, dated as of February 9, 2005 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on February 15,
                      2005)

4.15                  Form  of   Warrant,   dated  as  of   February   9,   2005
                      (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on February 15, 2005)

4.16 Form of Registration Rights Agreement, dated as of January 31, 2005 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on February 15, 2005)

4.17 Form of Security Interest Agreement, dated as of January 31, 2005 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on February 15, 2005)

4.18 Joint Escrow Instructions in connection with the Securities Purchase Agreement dated as of January 31, 2005 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on February 15, 2005)

4.19 Form of promissory note due February 1, 2006 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on August 22, 2005)

4.20 Amendment, Modification and Consent to Transaction Documents Agreement dated August 8, 2005 among Conspiracy Entertainment Holdings, Inc. and the Lenders under certain Securities Purchase Agreements with the Company dated as of August 31, 2004 and January 31 2005 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on August 22, 2005)

5.1                   Opinion and Consent of Sichenzia Ross Friedman Ference LLP

10.1 Employment Agreement with Sirus Ahmadi dated January 1, 2002 (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

10.2 Employment Agreement with Keith Tanaka dated January 1, 2002 (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

10.3 Licensed Publisher Agreement, dated August 28, 2000, by and between Sony Computer Entertainment America, Inc. and Conspiracy Entertainment (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

10.4 Publisher License Agreement, dated September 28, 2000, by and between Microsoft Corporation and Conspiracy Entertainment Corporation (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

10.5 Licensed Publisher Agreement, dated October 2, 2000, by and between Sony Computer Entertainment America, Inc. and Conspiracy Entertainment (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

10.6 License Agreement, dated November 9, 2001, between Nintendo of America Inc. and Conspiracy Entertainment Corporation (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

10.7 License Agreement, dated November 1, 2002, between Nintendo of America Inc. and Conspiracy Entertainment Corporation (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

10.8 Retail License Agreement, dated July 1, 2003, by and between Discovery Licensing, Inc. and Conspiracy Entertainment Corporation relating to "The Jeff Corwin Experience" (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

10.9 Retail License Agreement, dated July 1, 2003, by and between Discovery Licensing, Inc. and Conspiracy Entertainment Corporation relating to "Monster Garage" (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24,
                      2004)

10.10 Software License Agreement, dated July 7, 2003, between Conspiracy Entertainment Corporation and Constant Entertainment LLP - SEGA Limited covering North America, Canada, Mexico and South America (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

10.11 Software License Agreement, dated July 7, 2003, between Conspiracy Entertainment Corporation and Constant Entertainment LLP - SEGA Limited covering Europe (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24,
                      2004)

10.12 Consulting Agreement, dated August 24, 2004, between the Company and Moshe Hartstein (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

10.13 Consulting Agreement, dated August 26, 2004, between the Company and Sol Financial, Inc. (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

10.14 Consulting Agreement, dated September 28, 2004 between the Company and Scott Mac Caughern (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

16.1 Letter from HJ & Associates, L.L.C., dated June 22, 2005, on change in certifying accountant (Incorporated by reference to Amendment No. 1 to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on July 7, 2005)

16.2 Letter from Singer Lewak Greenbaum & Goldstein LLP, dated June 7, 2005, on change in certifying accountant (Incorporated by reference to Amendment No. 1 to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on July 7, 2005)

21.1 Subsidiaries of the Company (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-120773) filed with the Securities and Exchange Commission on November 24, 2004)

23.1                  Consent of Chisholm, Bierwolf & Nilson, LLC

23.2                  Consent   of   Sichenzia   Ross   Friedman   Ference   LLP
                      (incorporated in Exhibit 5.1).

Item 28.  Undertakings.

         The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Santa Monica, California on September 14, 2005.

                                 CONSPIRACY ENTERTAINMENT HOLDINGS, INC.

                                 By:  /s/ Sirus Ahmadi
                                     --------------------------------------
                                      Sirus Ahmadi
                                      Chief Executive Officer and Director

                                 By:  /s/ Keith Tanaka
                                     --------------------------------------
                                     Keith Tanaka
                                     Chief Financial Officer, Principal
                                     Accounting Officer, Secretary and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

         SIGNATURE                                   TITLE                                  DATE
         ---------                                   -----                                  ----
          /s/ Sirus Ahmadi                           Chief Executive Officer                September 14, 2005
         -----------------------------------         and Director
         Sirus Ahmadi

          /s/ Keith Tanaka                           Chief Financial Officer, Principal     September 14, 2005
         -----------------------------------         Accounting Officer, Secretary
         Keith Tanaka                                and Director